                                                                    EXHIBIT 2(C)


                         AGREEMENT AND PLAN OF MERGER


                                     among


                          JEFFERSON-PILOT CORPORATION


                                LG MERGER CORP.


                                      and


                       THE GUARANTEE LIFE COMPANIES INC.


                        Dated as of September 19, 1999

                               TABLE OF CONTENTS

                                                                                                          Page
                                                      ARTICLE I

                                                     THE MERGER

Section 1.1.   The Merger...............................................................................     1
Section 1.2.   Closing..................................................................................     1
Section 1.3.   Effective Time...........................................................................     2
Section 1.4.   Effects of the Merger....................................................................     2
Section 1.5.   Certificate of Incorporation and By-Laws of the Surviving Corporation....................     2
Section 1.6.   Directors................................................................................     2
Section 1.7.   Officers.................................................................................     2

                                                    ARTICLE II

                                 CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

Section 2.1.   Effect on Stock..........................................................................     2
Section 2.2.   Election Procedure.......................................................................     4
Section 2.3.   Issuance of Parent Common Stock and Payment of Cash Consideration; Proration.............     5
Section 2.4.   Appraisal Rights.........................................................................     7
Section 2.5.   Exchange of Certificates.................................................................     7

                                                  ARTICLE III

                                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 3.1.   Organization, Qualification, Etc.........................................................    10
Section 3.2.   Capital Stock............................................................................    11
Section 3.3.   Corporate Authority Relative to this Agreement; No Violation.............................    13
Section 3.4.   Reports and Financial Statements.........................................................    14
Section 3.5.   No Undisclosed Liabilities...............................................................    15
Section 3.6.   No Violation of Law......................................................................    15
Section 3.7.   Environmental Laws and Regulations.......................................................    15
Section 3.8.   No Undisclosed Employee Benefit Plan Liabilities or Severance Arrangements...............    16
Section 3.9.   Absence of Certain Changes or Events.....................................................    16
Section 3.10.  Investigations; Litigation..............................................................     17
Section 3.11.  Proxy Statement; Registration Statement; Other Information..............................     17
Section 3.12.  Lack of Ownership of Parent Common Stock................................................     17
Section 3.13.  Tax Matters.............................................................................     18
Section 3.14.  Opinion of Financial Advisor............................................................     19
Section 3.15.  Required Vote of the Company Stockholders...............................................     19
Section 3.16.  Material Contracts......................................................................     19
Section 3.17.  Intellectual Property Rights............................................................     20

Section 3.18.  Year 2000 Matters.......................................................................     20
Section 3.19.  Takeover Statute........................................................................     20
Section 3.20.  Finders or Brokers......................................................................     21
Section 3.21.  Rights Agreement........................................................................     21
Section 3.22.  Insurance Laws..........................................................................     21
Section 3.23.  Insurance Business......................................................................     21
Section 3.24.  Agents..................................................................................     22
Section 3.25.  Separate Accounts.......................................................................     23
Section 3.26.  Derivatives.............................................................................     23
Section 3.27.  Investments.............................................................................     24
Section 3.28.  Ohio Farmers Compliance.................................................................     24
Section 3.29.  Real Estate.............................................................................     24

                                                   ARTICLE IV

                                        REPRESENTATIONS AND WARRANTIES
                                           OF PARENT AND MERGER SUB

Section 4.1.   Organization, Qualification, Etc........................................................      24
Section 4.2.   Capital Stock...........................................................................      25
Section 4.3.   Corporate Authority Relative to this Agreement; No Violation............................      25
Section 4.4.   Reports and Financial Statements........................................................      26
Section 4.5.   No Undisclosed Liabilities..............................................................      27
Section 4.6.   No Violation of Law.....................................................................      28
Section 4.7.   Absence of Certain Changes or Events....................................................      28
Section 4.8.   Investigations; Litigation..............................................................      28
Section 4.9.   Proxy Statement; Registration Statement; Other Information..............................      28
Section 4.10.  Lack of Ownership of the Company Common Stock...........................................      28
Section 4.11.  Vote of Parent Stockholders.............................................................      29
Section 4.12.  Finders or Brokers......................................................................      29
Section 4.13.  Financing...............................................................................      29
Section 4.14.  Employment Agreement....................................................................      29

                                                  ARTICLE V

                                           COVENANTS AND AGREEMENTS

Section 5.1.   Conduct of Business by the Company or Parent............................................      29
Section 5.2.   Investigation...........................................................................      33
Section 5.3.   Proxy Material; Registration Statement..................................................      33
Section 5.4.   Affiliate Agreements....................................................................      34
Section 5.5.   Employee Incentive and Benefit Plans....................................................      35
Section 5.6.   Filings; Other Action...................................................................      35
Section 5.7.   Further Assurances......................................................................      36
Section 5.8.   Takeover Statute........................................................................      36
Section 5.9.   No Solicitation.........................................................................      36
Section 5.10.  Public Announcements....................................................................      38

Section 5.11.  Indemnification and Insurance...........................................................     38
Section 5.12.  Accountants' "Comfort" Letters..........................................................     39
Section 5.13.  Additional Reports and Information......................................................     39
Section 5.14.  Company Rights Plan.....................................................................     40
Section 5.15.  Control of Other Party's Business.......................................................     40
Section 5.16.  Omaha Operations........................................................................     40
Section 5.17.  Nebraska Domicile.......................................................................     40
Section 5.18.  Tax Matters.............................................................................     40
Section 5.19.  Financing...............................................................................     40

                                               ARTICLE VI

                                        CONDITIONS TO THE MERGER

Section 6.1.   Conditions to Each Party's Obligation to Effect the Merger...............................    40
Section 6.2.   Conditions to Obligation of the Company to Effect the Merger.............................    41
Section 6.3.   Conditions to Obligation of Parent to Effect the Merger..................................    42

                                              ARTICLE VII

                                              TERMINATION

Section 7.1.   Termination or Abandonment...............................................................    43
Section 7.2.   Termination Fee..........................................................................    44
Section 7.3.   Amendment or Supplement..................................................................    44
Section 7.4.   Extension of Time, Waiver, Etc...........................................................    45

                                              ARTICLE VIII

                                             MISCELLANEOUS

Section 8.1.   No Survival of Representations and Warranties............................................    45
Section 8.2.   Expenses.................................................................................    45
Section 8.3.   Counterparts; Effectiveness..............................................................    45
Section 8.4.   Governing Law............................................................................    45
Section 8.5.   Jurisdiction.............................................................................    45
Section 8.6.   Notices..................................................................................    46
Section 8.7.   Assignment; Binding Effect...............................................................    47
Section 8.8.   Severability.............................................................................    47
Section 8.9.   Enforcement of Agreement.................................................................    47
Section 8.10.  Entire Agreement; No Third-Party Beneficiaries..........................................     47
Section 8.11.  Headings................................................................................     47
Section 8.12.  Definitions.............................................................................     48

     Exhibit A  Form of Affiliate Letter
     Exhibit B  Actions Regarding Employee Benefit Plans
     Exhibit C  Amendment to Rights Plan
     Exhibit D  Form of Noncompetition, Nonsolicitation and Cancellation
                Agreement with Robert D. Bates
     Exhibit E  Form of Employment Agreement with Robert D. Bates


Agent...................................................................................      3.24(a)
Agreement...............................................................................      Opening Clause
All Cash Transaction....................................................................      2.3(c)
Applicable Insurance Laws...............................................................      3.22
Average Parent Price....................................................................      2.1(b)
Cancellation Agreement..................................................................      3.8(c)
Cash Consideration......................................................................      2.1(b)
Cash Election...........................................................................      2.2(a)
Cash Election Number....................................................................      2.3(a)
Cash Election Shares....................................................................      2.3(b)
Cash Fraction...........................................................................      2.3(b)
Certificate of Merger...................................................................      1.3
Certificates............................................................................      2.1(b)
Closing Date............................................................................      1.2
Code....................................................................................      Preamble
Common Stock Consideration..............................................................      2.1(b)
Company.................................................................................      Opening Clause
Company Actuarial Analyses..............................................................      3.23(b)
Company Affiliated Group................................................................      3.13(a)
Company Common Stock....................................................................      2.1(a)
Company Disclosure Schedule.............................................................      Article III,1st Paragraph
Company Insurance Subsidiaries..........................................................      3.1(b)
Company Material Contracts..............................................................      3.16
Company Meeting.........................................................................      5.3(d)
Company Option Plans....................................................................      3.2(a)
Company Preferred Stock.................................................................      3.2(a)
Company Representatives.................................................................      5.9(a)
Company Required Approvals..............................................................      3.3(b)
Company Rights Plan.....................................................................      3.2(a)
Company SAP Statements..................................................................      3.4(b)
Company SEC Reports.....................................................................      3.4(a)
Company Stockholder Approval............................................................      3.15
Company Stockholder Rights..............................................................      3.2(a)
Confidentiality Agreement...............................................................      5.2
Costs...................................................................................      5.11(a)
Current Company Group...................................................................      3.13(a)
Current Premium.........................................................................      5.11(c)
D&O Insurance...........................................................................      5.11(c)
DGCL....................................................................................      Preamble
Dissenting Share........................................................................      2.4
Distribution Date.......................................................................      3.21
Effective Time..........................................................................      1.3
Election................................................................................      2.2(a)
Election Deadline.......................................................................      2.2(c)
Election Form...........................................................................      2.2(b)

Employment Agreement....................................................................      4.14
Environmental Claims....................................................................      3.7
Environmental Laws......................................................................      3.7
ERISA...................................................................................      3.8(a)
Exchange Act............................................................................      3.3(b)
Exchange Agent..........................................................................      2.5(a)
Exchange Fund...........................................................................      2.5(a)
Exchange Ratio..........................................................................      2.1(b)
GAAP....................................................................................      3.4(a)
HSR Act.................................................................................      3.3(b)
Indemnified Parties.....................................................................      5.11(a)
Intellectual Property...................................................................      3.17
Knowledge...............................................................................      8.12(b)
Lien....................................................................................      3.1(a)
Mailing Date............................................................................      2.2(b)
Material Adverse Effect.................................................................      3.1(a)
Material State..........................................................................      3.13(e)
Merger..................................................................................      Preamble
Merger Consideration....................................................................      2.1(b)
Merger Price............................................................................      2.1(b)
Merger Sub..............................................................................      Opening Clause
Nebraska Insurers Demutualization Act...................................................      8.12(c)
Nebraska Shareholders Protection Act....................................................      8.12(d)
Non-Electing Shares.....................................................................      2.3(b)
Non-Election............................................................................      2.2(a)
NYSE....................................................................................      2.1(b)
Option Amount...........................................................................      2.1(c)
Parent..................................................................................      Opening Clause
Parent Common Stock.....................................................................      2.1(b)
Parent Disclosure Schedule..............................................................      Article IV, 1st Paragraph
Parent Preferred Stock..................................................................      4.2(a)
Parent Required Approvals...............................................................      4.3(b)
Parent Rights Agreement.................................................................      2.1(b)
Parent SAP Statements...................................................................      4.4(b)
Parent SEC Reports......................................................................      4.4(a)
Parent Stockholder Rights...............................................................      2.1(b)
Past Company Group......................................................................      3.13(a)
Proxy Statement.........................................................................      3.11
Registration Statement..................................................................      5.3(a)
Regulatory Law..........................................................................      5.6(c)
SEC.....................................................................................      3.4(a)
Securities Act..........................................................................      3.3(b)
Separate Accounts.......................................................................      3.25(a)
Shares..................................................................................      2.2
Stock Election..........................................................................      2.2(a)

Stock Election Number...................................................................      2.3(a)
Stock Election Shares...................................................................      2.3(b)
Stock Fraction..........................................................................      2.3(c)
Subsidiaries............................................................................      8.12(a)
Superior Proposal.......................................................................      5.9(a)
Surviving Corporation...................................................................      1.1
Takeover Proposal.......................................................................      5.9(a)
Tax Return..............................................................................      3.13(e)
Taxes...................................................................................      3.13(e)
Termination Date........................................................................      5.1
Termination Fee.........................................................................      7.2
Trading Average.........................................................................      2.1(b)
Trading Day.............................................................................      2.1(b)
Triggering Event........................................................................      21

                         AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER, dated as of September 19, 1999 (the "Agreement"), among JEFFERSON-PILOT CORPORATION, a North Carolina corporation
 ---------
("Parent"), LG MERGER CORP., a Delaware corporation and a wholly owned
  ------
subsidiary of Parent ("Merger Sub"), and THE GUARANTEE LIFE COMPANIES INC., a
                       ----------
Delaware corporation (the "Company").
                           -------

                             W I T N E S S E T H :

     WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved the acquisition of the Company by Parent upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved and declared the advisability of this Agreement and the merger of the Company with Merger Sub (the "Merger") in accordance with the
                                            ------
General Corporation Law of the State of Delaware ("DGCL") and upon the terms and
                                                   ----
subject to the conditions set forth in this Agreement; and

     WHEREAS, except in the event of an All Cash Transaction, for United States federal income tax purposes, the Merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement is
                                                ----
hereby adopted as a plan of reorganization for purposes of Section 368 of the Code;

     NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:

                                   ARTICLE I

                                  THE MERGER

     Section 1.1.  The Merger. Upon the terms and subject to Section 2.3(f) and
                   ----------
the conditions set forth in this Agreement and in accordance with the DGCL, the Company shall be merged with and into Merger Sub at the Effective Time of the Merger. Following the Merger, the separate corporate existence of the Company shall cease, and Merger Sub shall continue as the surviving corporation (the "Surviving Corporation").
 ---------------------

     Section 1.2.  Closing. The closing of the Merger shall, subject to Section
                   -------
2.3(e), take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date") which (except as set forth herein) shall be no later than the
 ------------
second business day after the satisfaction or waiver of the conditions set forth in Article VI at the offices of King & Spalding, 1185 Avenue of the Americas, New York, unless another date or place is agreed to in writing by the parties hereto, provided the Closing Date shall not take place prior to December 15, 1999, unless otherwise agreed to in writing by the parties hereto.

     Section 1.3.  Effective Time. On the Closing Date, the parties shall
                   --------------
execute and file in the office of the Secretary of State of the State of Delaware a certificate of merger (the "Certificate of Merger") executed in
                                       ---------------------
accordance with the DGCL and shall make all other filings or recordings, if any, required under the DGCL. The Merger shall become effective at the time of filing of the Certificate of Merger, or at such later time as is agreed upon by the parties hereto and set forth therein (such time as the Merger becomes effective is referred to herein as the "Effective Time").
                              --------------

     Section 1.4.  Effects of the Merger. The Merger shall have the effects set
                   ---------------------
forth in applicable provisions of the DGCL.

     Section 1.5.  Certificate of Incorporation and By-Laws of the Surviving
                   ---------------------------------------------------------
Corporation. (a)  Subject to Section 2.3(f), the Certificate of Incorporation
-----------
of Merger Sub as in effect immediately prior to the Effective Time shall become the Certificate of Incorporation of the Surviving Corporation after the Effective Time, until thereafter amended as provided by the DGCL and such Certificate of Incorporation.

     (b) Subject to Section 2.3(f), the By-laws of Merger Sub as in effect immediately prior to the Effective Time shall become the By-laws of the Surviving Corporation after the Effective Time, until thereafter amended as provided by the DGCL, the Certificate of Incorporation of the Surviving Corporation and such By-laws.

     Section 1.6.  Directors. The directors of Merger Sub immediately prior to
                   ---------
the Effective Time shall become the directors of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified.

     Section 1.7.  Officers. The officers of the Company immediately prior to
                   --------
the Effective Time shall become the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

                                  ARTICLE II

                CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

     Section 2.1.  Effect on Stock. At the Effective Time, by virtue of the
                   ---------------
Merger and without any action on the part of the Company, Merger Sub or the holders of any securities of the Company or Merger Sub:

          (a) Each share of common stock, par value $.01 per share, of the Company (together with the associated Company Stockholder Rights, the "Company Common Stock") issued and held, immediately prior to the Effective
      --------------------
     Time, in the Company's treasury or by any of the Company's direct or indirect wholly owned subsidiaries, and each share of Company Common Stock that is owned by Parent, Merger Sub or any other wholly owned subsidiary of Parent (except for shares held in a separate account or any mutual fund of any Subsidiary of Parent), shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (b) Each issued and outstanding share of Company Common Stock (other than shares to be cancelled in accordance with Section 2.1(a) and Dissenting Shares) shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive a fraction of a duly authorized, validly issued, fully paid and nonassessable share of common stock of Parent, par value $1.25 (together with the associated common share purchase rights (the "Parent
                                                                      ------
     Stockholder Rights") issued pursuant to the Amended and Restated Rights
     ------------------
     Agreement dated as of November 7, 1994 between Parent and First Union National Bank as Rights Agent (as amended from time to time, the "Parent
                                                                       ------
     Rights Agreement"), the "Parent Common Stock"), or cash, or a combination
     ----------------         -------------------
     of Parent Common Stock and cash, in accordance with the following:

          (i) a fraction of a duly authorized, validly issued, fully paid and nonassessable share of Parent Common Stock (the "Common Stock
                                                                ------------
               Consideration"), calculated by dividing (x) $32.00 (the "Merger
               -------------                            -               ------
               Price") by (y) the Average Parent Price, rounded to four decimal
               -----       -
               places (such fraction being referred to herein as the "Exchange
                                                                      --------
               Ratio").  As used herein, the "Average Parent Price" shall mean
               -----                          --------------------
               the average of the high and low sales prices, regular way, per share of Parent Common Stock as reported in The Wall Street Journal on each of the 10 consecutive New York Stock Exchange ("NYSE") trading days (each, a "Trading Day") ending on (and
                 ----                          -----------
               including) the fourth Trading Day prior to the Effective Time (the "Trading Average"); or
                     ---------------

          (ii) $32.00 in cash, without any interest thereon (the "Cash
                                                                  ----
               Consideration"; the Common Stock Consideration and the Cash
               -------------
               Consideration, collectively, the "Merger Consideration");
                                                 --------------------

  in each case as the holder thereof shall have elected or be deemed to have elected, in accordance with and subject to the limitations set forth in
  Section 2.2 hereof determined as provided in Section 2.3 hereof.

     As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") shall cease to have any rights with
                           ------------
respect thereto, except as otherwise provided herein or by law.

          (c) Each option granted under the Company's option plans held by employees and directors outstanding at the Effective Time to acquire a share of Company Common Stock shall be converted into the right to receive an amount in cash (the "Option Amount") equal to the Cash Consideration
                             -------------
     less the exercise price therefor. As promptly as practicable following the Effective Time, the Surviving Corporation shall pay to each holder of one or more options the applicable Option Amount (less any applicable withholding taxes). On the Closing Date, the Company shall deposit in a bank account not within the Company's control an amount of cash equal to the aggregate payments to be made pursuant to the prior sentence together with instructions that such cash be promptly distributed following the Effective Time to the holders of such options in accordance with this Section.

          (d) Each issued and outstanding share of common stock, par value $100 per share, of Merger Sub shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

          (e) The calculations of the computations required by this Article II shall be prepared by Parent prior to the Closing Date and shall be set forth in a statement furnished to the Company showing in reasonable detail the manner of calculation.

          (f) At the Effective Time, the stock transfer books of the Company shall be closed as to holders of the Company Common Stock immediately prior to the Effective Time and no transfer of the Company Common Stock by any such holder shall thereafter be made or recognized. If, after the Effective Time, Certificates are properly presented in accordance with this Article II to the Exchange Agent, such Certificates shall be canceled and exchanged for certificates representing the number of shares of Parent Common Stock, and/or a check representing the amount of cash, if any, into which the Company Common Stock represented thereby was converted in the Merger.

     Section 2.2.  Election Procedure. Each holder (or beneficial owner through
                   ------------------
appropriate and customary documentation and instructions) of shares of Company Common Stock ("Shares") (other than holders of Shares to be canceled as set
               ------
forth in Section 2.1(a)) shall have the right to submit a request specifying the number of Shares that such holder desires to have converted into shares of Parent Common Stock in the Merger and the number of Shares that such holder desires to have converted into the right to receive Cash Consideration in the Merger in accordance with the following procedure:

          (a) Subject to Section 2.3, each holder of Shares may specify in a request made in accordance with the provisions of this Section 2.2 (herein called an "Election") (i) the number of Shares owned by such holder that
                --------    -
     such holder desires to have converted into Parent Common Stock in the Merger (a "Stock Election") and (ii) the number of Shares owned by such
                --------------        --
     holder that such holder desires to have converted into the right to receive the Cash Consideration in the Merger (a "Cash Election") and (iii) the
                                              -------------        ---
     number of Shares owned by such holder as to which such holder has no preference as to the receipt of Cash Consideration or Parent Common Stock for such shares (a "Non-Election").
                         ------------

          (b) An election form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent) in such form as Parent and the Company shall mutually agree (the "Election Form") shall be mailed thirty
                                        -------------
     days prior to the anticipated Effective Time or on such other date as Parent and the Company shall mutually agree (the "Mailing Date") to each
                                                       ------------
     holder of record of Company Common Stock as of five business days prior to the Mailing Date.

          (c) Any Election shall have been made properly only if the Exchange Agent shall have received, by 5:00 p.m. local time in the city in which the principal office of such Exchange Agent is located, on the fifth day prior to the anticipated Effective Time (or such other time and date as Parent and the Company shall mutually agree) (the "Election Deadline"), an
                                                 -----------------
     Election Form properly completed and signed and accompanied by Certificates for the Shares to which such Election Form relates (or customary affidavits and indemnification regarding the loss or destruction of such Certificate or Certificates or by an appropriate guarantee of delivery of such Certificates, as set forth in such Election Form, from a member of any registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States provided such certificates are in fact delivered to the Exchange Agent by the time required in such guarantee of delivery).
     Failure to deliver Shares covered by such a guarantee of delivery within the time set forth on such guarantee shall be deemed to invalidate any otherwise properly made Election.

          (d) Any Company stockholder may at any time prior to the Election Deadline revoke or change his or her Election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed, revised Election Form or by withdrawal of his or her Certificates for Shares, or of the guarantee of delivery of such Certificates, previously deposited with the Exchange Agent. In the event an Election Form is revoked prior to the Election Deadline, the Shares represented by such Election Form shall (except in the case of an All Cash Transaction) be promptly returned without charge to the person submitting the Election Form upon written request to that effect from the holder who submitted the Election Form. The Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. The Exchange Agent shall be under no obligation to notify any person of any defect in an Election Form. All Elections shall be revoked automatically in the event of an All Cash Transaction or if the Exchange Agent is notified in writing by Parent or the Company that this Agreement has been terminated.

          (e) Within fifteen calendar days after the Election Deadline, unless the Effective Time has not yet occurred, in which case as soon thereafter as practicable, Parent shall cause the Exchange Agent to effect the allocation among the holders of Company Common Stock of rights to receive Parent Common Stock or Cash Consideration in the Merger in accordance with
     Section 2.3.

     Section 2.3.  Issuance of Parent Common Stock and Payment of Cash
                   ---------------------------------------------------
Consideration; Proration.  The manner in which each Share (other than Shares to
------------------------
be canceled as set forth in Section 2.1(a) and Dissenting Shares) shall be converted into Parent Common Stock or the right to receive the Cash Consideration at the Effective Time shall be as set forth in this Section 2.3. All references to "outstanding" Shares in this Section 2.3 shall mean (i) all
                                                                       -
Shares outstanding immediately prior to the Effective Time, less (ii) Shares to
                                                                  --
be cancelled as set forth in Section 2.1(a).

          (a) As is more fully set forth below, the number of Shares to be converted into the right to receive the Cash Consideration pursuant to the Merger shall be equal to 50% of all outstanding Shares less the sum of (i)
                                                                             -
     the number of Dissenting Shares, if any, which are not to be treated as Non-Electing Shares pursuant to Section 2.4 and (ii) the number of Shares
                                                      --
     to be exchanged for cash in lieu of fractional shares pursuant to Section 2.5(e) (the "Cash Election Number"). The number of Shares to be converted
                  --------------------
     into the right to receive Parent Common Stock in the Merger shall be equal to 50% of all outstanding Shares (the "Stock Election Number").
                                            ---------------------

          (b) If the aggregate number of Shares covered by Cash Elections (the "Cash Election Shares") exceeds the Cash Election Number, all Shares
      --------------------
     covered by Stock Elections (the "Stock Election Shares") and all Shares
                                      ---------------------
     covered by Non-Elections (the "Non-Electing Shares") shall be converted
                                    -------------------
     into the right to receive Parent Common Stock, and the Cash Election Shares shall be converted into the right to receive Parent Common Stock and cash in the following manner:

          each Cash Election Share shall be converted into the right to receive
          (i) an amount in cash, without interest, equal to the product of (x)
           -                                                                -
          the Cash Consideration and (y) a fraction (the "Cash Fraction"), the
                                      -                   -------------
          numerator of which shall be the Cash Election Number and the denominator of which shall be the total number of Cash Election Shares, and (ii) a number of shares of Parent Common Stock equal to
                       --
          the product of (x) the Common Stock Consideration and (y) a fraction
                          -                                      -
          equal to one minus the Cash Fraction.

          (c) If the aggregate number of Stock Election Shares exceeds the Stock Election Number, all Cash Election Shares and all Non-Electing Shares shall be converted into the right to receive cash, and all Stock Election Shares shall be converted into the right to receive Parent Common Stock and cash in the following manner:

          each Stock Election Share shall be converted into the right to receive
          (i) a number of shares of Parent Common Stock equal to the product of
           -
          (x) the Common Stock Consideration and (y) a fraction (the "Stock
           -                                      -                   -----
          Fraction"), the numerator of which shall be the Stock Election Number
          --------
          and the denominator of which shall be the total number of Stock Election Shares, and (ii) an amount in cash, without interest, equal
                                --
          to the product of (x) the Cash Consideration and (y) a fraction equal
                             -                              -
          to one minus the Stock Fraction.

          (d) For the purposes of this Section 2.3, outstanding Shares as to which an Election is not in effect at the Election Deadline shall be considered Non-Electing Shares. If Parent and the Company shall determine that any Election is not properly made with respect to any Shares, such Election shall be deemed to be not in effect, and the Shares covered by such Election shall, for purposes hereof, be deemed to be Non-Electing Shares.

          (e) Notwithstanding any provision of this Agreement to the contrary, all outstanding Shares shall be converted in the Merger into Cash Consideration (i) in the event that the Average Parent Price is less than
                    -
     $65.00 per Share, and Parent elects to pay the Cash Consideration for all outstanding Shares by delivering written notice to the Company of such election within two (2) business days following determination of the Average Parent Price; (ii) in the event that the Average Parent Price
                            --
     exceeds $75.00 per Share; and (iii) in the event that the closing price of
                                    ---
     Parent Common Stock on the NYSE on the Trading Day immediately preceding the Closing Date scheduled in accordance with Section 1.2 (without taking account the last sentence of this subsection) is less than the Average Parent Price, and as a result, the opinion required by either Section 6.2(b) or Section 6.3(b) is not delivered (in any of the events described under this subsection (e), the Merger shall be an "All Cash Transaction").
                                                        --------------------
     In the event that the Merger is an All Cash Transaction because of clause
     (iii) above, the Closing Date shall be extended by two business days, but the Average Parent Price shall not be recalculated as a result of such extension.

          (f) Notwithstanding any provision of this Agreement to the contrary, in the event that the Merger is an All Cash Transaction, then the transaction will be treated as an acquisition by Parent of all of the stock of the Company, and the structure of the Merger will change, such that the Merger Sub will merge with and into the Company, the separate existence of Merger Sub will cease and the Company will continue as the Surviving Corporation and the Certificate of Incorporation and By-laws of the Company will become the Certificate of Incorporation and By-laws of the Surviving Corporation.

     Section 2.4.  Appraisal Rights.  Notwithstanding any provision of this
                   ----------------
Agreement to the contrary, each outstanding share of Company Common Stock the holder of which has not voted in favor of the Merger, has perfected such holder's right to an appraisal of such holder's shares in accordance with the applicable provisions of the DGCL and has not effectively withdrawn or lost such right to appraisal (a "Dissenting Share") shall not be converted into or
                       ----------------
represent a right to receive the Merger Consideration, but the holder thereof shall be entitled only to such rights as are granted by the applicable provisions of the DGCL; provided, however, that any Dissenting Share held by a
                        --------  -------
person at the Effective Time who shall, after the Effective Time, withdraw the demand for appraisal within 60 days after the Effective Time or shall lose the right of appraisal, in either case pursuant to the DGCL, shall be treated as a Non-Electing Share for purposes of Section 2.3. The Company shall give Parent
(i) prompt notice of any written demands for appraisal, withdrawals of demands
 -
for appraisal and any other instruments served pursuant to the applicable provisions of the DGCL relating to the appraisal process received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect
     --
to demands for appraisal under the DGCL. The Company will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of Parent, settle or offer to settle any such demands. Notwithstanding anything to the contrary in this Section 2.4, if (A) the Merger
                                                                  -
is rescinded or abandoned or (B) the stockholders of the Company revoke the
                              -
authority to effect the Merger, the right of any stockholder of the Company to be paid the fair value of such stockholder's Dissenting Shares pursuant to the DGCL shall cease.

     Section 2.5.  Exchange of Certificates.  (a)  Exchange Agent.  As of the
                   ------------------------        --------------
Effective Time, Parent shall enter into an agreement with First Union National Bank or such other bank or trust company as may be designated by Parent and as shall be reasonably satisfactory to the Company (the "Exchange Agent"), which shall provide that Parent shall
                     --------------
deposit with the Exchange Agent as promptly as practicable following the Effective Time, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, the aggregate Merger Consideration plus additional cash for dividends and fractional shares. The aggregate Merger Consideration (together with any dividends or distributions with respect thereto with a record date after the Effective Time) and any cash payable in lieu of any fractional shares of Parent Common Stock are hereinafter referred to as the "Exchange Fund."
                                                 -------------

     (b)  Exchange Procedures.  Upon surrender of a Certificate for cancellation
          -------------------
to the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the applicable Merger Consideration, certain dividends or other distributions in accordance with Section 2.5(c) and cash in lieu of any fractional share in accordance with Section 2.5(e), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, the applicable Merger Consideration may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other non-income taxes required by reason of the issuance of shares of Parent Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that any such tax has been paid or is not applicable. Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as Parent or the Exchange Agent are required to withhold or deduct under the Code or any provision of state, local or foreign tax law with respect to the making of such payment. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock in respect of whom such deduction and withholding were made by Parent or the Exchange Agent. Until surrendered as contemplated by this Section 2.5, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the applicable Merger Consideration, certain dividends or other distributions in accordance with
Section 2.5(c) and cash in lieu of any fractional share in accordance with
Section 2.5(e). No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II.

     (c)  Distributions with Respect to Unexchanged Shares.  No dividends or
          ------------------------------------------------
other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.5(e), and all such dividends, other distributions and cash in lieu of fractional shares of Parent Common Stock shall be paid by Parent to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable escheat or similar laws and laws with respect to the withholding of Taxes, following surrender of any such Certificate there shall be paid to the holder of shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the
                                      -
amount of dividends or
other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e) and (ii) at the appropriate
                                                   --
payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock. Parent shall make available to the Exchange Agent cash for these purposes.

     (d)   No Further Ownership Rights in Company Common Stock.  The payment of
           ---------------------------------------------------
the applicable Merger Consideration upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including distributions and dividends paid pursuant to Section 2.5(c) and any cash paid in lieu of fractional shares pursuant to Section 2.5(e)) shall be deemed payment in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been authorized or made by the Company on such shares of Company Common Stock which remain unpaid at the Effective Time.

     (e)   No Fractional Shares.  (i)  No certificates or scrip representing
           --------------------
fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of Parent shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

     (ii) As promptly as practicable following the Effective Time, the Surviving Company shall pay to each holder of Company Common Stock an amount in cash, if any, equal to the product obtained by multiplying the fractional interest in a share of Parent Common Stock to which such holder (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) would otherwise be entitled by the Average Parent Price.

     (iii) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Common Stock with respect to any fractional share interests, the Exchange Agent will make available such amounts to such holders of Company Common Stock subject to the terms of Section 2.5(c).

     (f)   Termination of Exchange Fund.  Any portion of the Exchange Fund which
           ----------------------------
remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Parent upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their claim for Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

     (g)   No Liability.  None of the Company, Parent, Merger Sub, the Surviving
           ------------
Corporation or the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (h)  Investment of Exchange Fund.  The Exchange Agent shall invest all cash
          ---------------------------
included in the Exchange Fund, as directed by Parent. Any interest and other income resulting from such investments shall be paid to Parent.

     (i)  Lost Certificates.  If any Certificate shall have been lost, stolen or
          -----------------
destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and, if applicable, any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof, pursuant to this Agreement.

     (j)  Adjustments. If at any time during the period between the date of this
          -----------
Agreement and the Effective Time any change in the outstanding shares of capital stock of the Company or Parent shall occur as a result of any reclassification, recapitalization, stock split (including a reverse stock split) or combination, exchange or readjustment of shares or any stock dividend or stock distribution with a record date during such period, the Merger Consideration shall be equitably adjusted.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as specifically set forth, by reference to a particular section of this Agreement, on the Disclosure Schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"),
                                               ---------------------------
the Company represents and warrants to Parent and Merger Sub as follows:

     Section 3.1.  Organization, Qualification, Etc.  (a)  The Company is a
                   ---------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as hereinafter defined) on the Company. As used in this Agreement, any reference to any state of facts, event, change or effect having a "Material Adverse Effect" on or with respect to the
                           -----------------------
Company or Parent, as the case may be, means such state of facts, event, change or effect that has had, or would reasonably be expected to have, a material adverse effect on the business, results of operations, prospects or financial condition of the Company and its Subsidiaries (as defined in Section 8.12), taken as a whole, or Parent and its Subsidiaries, taken as a whole, as the case may be, other than any change, circumstance or effect relating to (i) the
                                                                   -
economy or securities markets in general, (ii) the industries in which the
                                           --
entity and its Subsidiaries operate and not specifically relating to the entity,
(iii) the announcement, pendency or consummation of the Merger or any other
 ---
transaction contemplated by this Agreement, or (iv) any action required to be
                                                --
taken by the entity or any of its Subsidiaries by the terms hereof; or, with respect to any such entity, any change, circumstance or event that would prevent, materially hinder or materially and unreasonably delay the consummation of the transactions contemplated by this Agreement by such entity. The copies of the Company's and each Company Insurance Subsidiary's certificate of incorporation and by-laws which have been delivered to Parent are complete and correct and in full force and effect. Each of the Company's Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Except as set forth in
Section 3.1(a) of the Company Disclosure Schedule, all the outstanding shares of capital stock of, or other ownership interests in, the Company's Subsidiaries which are corporations are validly issued, fully paid and non-assessable and all the outstanding shares of capital stock of, or other ownership interests in, the Company's Subsidiaries are owned by the Company, directly or indirectly, free and clear of all liens, claims, mortgages, encumbrances, pledges, security interests, equities or charges of any kind (each, a "Lien"). Except as set forth
                                                     ----
in Section 3.1(a) of the Company Disclosure Schedule, there are no existing options, rights of first refusal, preemptive rights, calls, claims or commitments of any character relating to the issued or unissued capital stock or other securities of, or other ownership interests in, any Subsidiary of the Company.

     (b) The Company conducts its insurance operations through the Subsidiaries set forth on Section 3.1(b) of the Company Disclosure Schedule (collectively, the "Company Insurance Subsidiaries"). Each of the Company Insurance
     ------------------------------
Subsidiaries is (i) duly licensed or authorized as an insurance company and,
                 -
where applicable, a reinsurer in its jurisdiction of incorporation, (ii) duly
                                                                     --
licensed or authorized as an insurance company and, where applicable, a reinsurer in each other jurisdiction where it is required to be so licensed or authorized, and (iii) duly authorized in its jurisdiction of incorporation and
                 ---
each other applicable jurisdiction to write each line of business reported as being written in the Company SAP Statements (as hereinafter defined), except, in any such case, where the failure to be so licensed or authorized, individually or in the aggregate, does not constitute and could not be reasonably expected to have a Material Adverse Effect on the Company. The Company has made all required filings under applicable insurance holding company statutes except where the failure to file, individually or in the aggregate, is not having and could not be reasonably expected to have a Material Adverse Effect on the Company.

     (c) Except as set forth in Section 3.1(c) of the Company Disclosure Schedule, the minutes of the Board of Directors, any investment committees, any compensation committees, and stockholders' meetings and the stock books of the Company and the Company Insurance Subsidiaries, in each case since January 1, 1997, all of which have been previously made available to Parent, are true and complete in all material respects.

     Section 3.2.  Capital Stock. (a)  The authorized stock of the Company
                   -------------
consists of 30,000,000 shares of Company Common Stock and 30,000 shares of preferred stock, par value $1.00 per share ("Company Preferred Stock"). As of
                                             -----------------------
September 14, 1999, 10,315,785 shares of Company Common Stock were issued, of which 1,063,041 shares were held in the treasury of the Company, and a total of 1,555,828 shares were reserved for issuance under the Company

Long Term Incentive Plan, the Company's Directors Stock Incentive Plan and the 1997 Associates Stock Incentive Plan ("Company Option Plans"). Thirty thousand
                                       --------------------
shares of Company Preferred Stock are designated Series A Junior Participating Cumulative Preferred Stock ("Company Junior Participating Preferred Stock"),
                             --------------------------------------------
none of which are outstanding as of the date hereof, and are reserved for issuance in accordance with the Rights Agreement dated as of November 18, 1996 by and between the Company and ChaseMellon Shareholder Services, L.L.C, as Rights Agent (the "Company Rights Plan"), pursuant to which the Company has
                   -------------------
issued rights (the "Company Stockholder Rights") to purchase shares of Company
                    --------------------------
Junior Participating Preferred Stock. All of the issued and outstanding shares of Company Common Stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, validly issued and are fully paid and non-assessable. Except as set forth in Section 3.2(a) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries, and there are no outstanding subscriptions, options, warrants, rights or other arrangements or commitments obligating the Company to issue any shares of its stock, or to pay to any Person any amount based upon or derived from a formula utilizing its stock price or performance, other than:

     (i)   the Company Stockholder Rights;

     (ii) options to acquire a total of 1,011,861 shares of Company Common Stock as of September 14, 1999 pursuant to the Company's Option Plans, which options are completely and accurately listed by optionee, price per share, date of grant and number of shares covered thereby on Section 3.2(a) of the Company Disclosure Schedule;

     (iii) restricted stock awards (as to which the restrictions have not lapsed) relating to a total of 44,895 shares of Company Common Stock pursuant to the Company's Option Plan and the Company's Directors Stock Incentive Plan, which awards are completely and accurately listed by grantee, date of grant and number of shares covered thereby in Section 3.2(a) of the Company Disclosure Schedule; and

     (iv) "phantom stock" units equivalent to a total of 78,882.4 shares of Company Common Stock awarded through August 31, 1999 (the most recent withholding date) pursuant to the Guarantee Mutual Life Company Amended and Restated Phantom Stock Plan, the Guarantee Life Insurance Company Deferred Compensation Plan and the Guarantee Life Insurance Company Board of Directors Deferred Compensation Plan, which units are completely and accurately listed by grantee and number of shares covered thereby on Section 3.2(a) of the Company Disclosure Schedule, it being understood that the actual number of such units to be awarded pursuant to such Plans will reflect deferrals, under such Plans as in effect at August 31, 1999, and dividends paid on the Company Common Stock, through the Effective Time.

     (b) As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of the Company having the right to vote on any matters on which stockholders may vote are issued or outstanding.

     Section 3.3.  Corporate Authority Relative to this Agreement; No Violation.
                   ------------------------------------------------------------
(a) The Company has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of the Company, no other corporate proceedings on the part of the Company, other than obtaining Stockholder approval pursuant to Section 3.15, are necessary to authorize the consummation of the transactions contemplated hereby. The Board of Directors of the Company has taken all necessary and appropriate action so that Section 203 of the DGCL will be inapplicable to this Agreement and the transactions contemplated hereby. The Board of Directors of the Company has determined that the transactions contemplated by this Agreement are in the best interest of the Company and its stockholders, has declared the advisability of this Agreement and has determined to recommend to such stockholders that they approve and adopt this Agreement. Subject to the foregoing, this Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding agreement of the other parties hereto, this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

     (b) Except as set forth in Section 3.3(b) of the Company Disclosure Schedule, the Company is not subject to or obligated under any charter, by-law or contract provision or any license, franchise or permit, or subject to any order or decree or to the Knowledge of the Company any law or regulation, which, by its terms, would be breached or violated or would accelerate any payment or obligation, trigger any right of first refusal or other purchase right, result in the loss of any material benefit thereunder, or result in the creation of a lien, pledge, security interest, charge or other encumbrance on any assets as a result of the Company executing or, subject to the adoption of this Agreement by its stockholders, carrying out the transactions contemplated by this Agreement, except for any breaches or violations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Other than in connection with or in compliance with (i) the provisions of DGCL, (ii) the
                                       -                           --
Securities Act of 1933, as amended (the "Securities Act"), (iii) the Securities
                                         --------------     ---
Exchange Act of 1934, as amended (the "Exchange Act"), (iv) the Hart-Scott-
                                       ------------     --
Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (v)
                                                            -------     -
Section 4043 of ERISA (as defined in Section 3.8), (vi) the Nebraska Insurers
                                                    --
Demutualization Act, the Nebraska Insurance Holding Company System Act, the Pennsylvania Insurance Holding Company Act and any other applicable laws, rules, regulations, practices and orders of any state insurance regulatory authority,
(vii) any applicable United States competition, antitrust and investment laws,
 ---
(viii) the securities or blue sky laws of the various states and (ix) the
 ----                                                             --
Nebraska Shareholder Protection Act (collectively, the "Company Required
                                                        ----------------
Approvals"), no authorization, consent or approval of, or filing with, any
---------
governmental body or authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals or filings, the failure to obtain or make which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     Section 3.4.  Reports and Financial Statements. (a)  The Company has
                   --------------------------------
previously furnished or made available to Parent true and complete copies of:

          (i) the Company's Annual Reports on Form 10-K filed with the Securities and Exchange Commission (the "SEC") for each of the years ended
                                              ---
     December 31, 1996, 1997 and 1998;

          (ii) each definitive proxy statement filed by the Company with the SEC since December 31, 1996;

          (iii) each final prospectus filed by the Company with the SEC since December 31, 1996, except any final prospectus on Form S-8; and

          (iv) all Current Reports on Form 8-K and Quarterly Reports on Form 10-Q filed by the Company with the SEC since December 31, 1998.

     As of their respective dates, such reports, proxy statements and prospectuses (collectively, the "Company SEC Reports") (i) complied as to form
                                 -------------------    -
in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder and (ii)
                                                                           --
did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements included in the Company SEC Reports (including any related notes and schedules) fairly present the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods or as of the dates then ended (subject, in the case of the unaudited interim financial statements, to normal recurring year-end adjustments), in each case in accordance with generally accepted accounting principles in the United States ("GAAP") consistently applied during the periods involved (except as otherwise
  ----
disclosed in the notes thereto). The Company has also previously furnished to Parent all audit reports and letters to management regarding accounting controls received since January 1, 1997 from the auditors of the Company and its Subsidiaries and all responses thereto from the Company and its Subsidiaries. Since December 31, 1996, the Company has timely filed all reports, registration statements and other filings required to be filed by it with the SEC under the rules and regulations of the SEC. None of the Company's Subsidiaries is required to file any forms, reports or other documents with the SEC.

     (b) The Company has made available to Parent true and complete copies of the annual and quarterly statements of each of the Company Insurance Subsidiaries as filed with the applicable insurance regulatory authorities for the years ended December 31, 1996, 1997 and 1998 and the quarterly periods ended March 31, 1999 and June 30, 1999, including all exhibits, interrogatories, notes, schedules and any actuarial opinions, affirmations or certifications or other supporting documents filed in connection therewith (collectively, the "Company SAP Statements"). The Company SAP Statements were prepared in
 ----------------------
conformity with statutory accounting practices prescribed or permitted by the applicable insurance regulatory authority consistently applied for the periods covered thereby and present fairly the statutory financial position of such Company Insurance Subsidiaries as at the respective dates thereof and the results of operations of such Subsidiaries for the respective periods then ended. Section 3.4(b) of the Company Disclosure Schedules sets forth the permitted exceptions from statutory accounting practices received from any regulatory authorities. The Company SAP Statements complied in all material respects with all applicable laws, rules and regulations when filed, and, to the Knowledge of the Company, no material deficiency has been asserted with respect to any Company SAP Statements by the applicable insurance regulatory body or any other governmental agency or body. The annual statutory balance sheets and income statements included in the Company SAP Statements have been audited by KPMG Peat Marwick LLP, and the Company has made available to Parent true and complete copies of all audit opinions related thereto. The Company has made available to Parent true and complete copies of all examination reports of insurance departments and any insurance regulatory agencies since January 1, 1996 relating to the Company Insurance Subsidiaries. To the Knowledge of the Company, the amounts shown in the Company SAP Statements as reserves and liabilities for past and future insurance policy benefits, losses, claims and expenses under insurance policies as of the end of each such reporting period were fairly stated in accordance with generally accepted actuarial principles consistently applied, were based on actuarial assumptions which were in accordance with those called for in the policy provisions and met the requirements of the insurance laws of the applicable insurance authority, with such exceptions as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect. Such amounts shown on the Company SAP Statements filed after the date hereof and on or prior to the Closing Date will be so computed and based and will meet all such requirements.

     Section 3.5.  No Undisclosed Liabilities.  Except as set forth in Section
                   --------------------------
3.5 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and there is no existing condition, situation or set of circumstances which would reasonably be expected to result in such a liability or obligation, except (a) liabilities or obligations adequately
                                 -
accrued or reserved for in the Company SEC Reports filed on or prior to the date hereof, (b) liabilities and obligations that would not be required by GAAP to be
         -
reflected in the financial statements of the Company and (c) liabilities or
                                                          -
obligations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     Section 3.6.  No Violation of Law.  Except as set forth in Section 3.6 of
                   -------------------
the Company Disclosure Schedule, the businesses of the Company and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental body or authority (provided that no representation or warranty is made in this Section 3.6 with respect to Environmental Laws (as hereinafter defined)) except (a) as described in the
                                                     -
Company SEC Reports and (b) for violations or possible violations which would
                         -
not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     Section 3.7.  Environmental Laws and Regulations. (a)  The Company and
                   ----------------------------------
each of its Subsidiaries is in compliance with all applicable international, federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), which compliance includes, but is not
                ------------------
limited to, the possession by the Company and its Subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, except for non-compliance which would not, individually or in the aggregate, have a Material Adverse Effect on the Company; (b) neither the Company nor any of its Subsidiaries has received
          -
written notice of, or is the subject of, any actions, causes of action, claims, investigations, demands or notices by any person asserting an obligation to conduct investigations or clean-up activities under Environmental Law or alleging liability under or non-compliance with any Environmental Law (collectively, "Environmental Claims") which would, individually or in the
                --------------------
aggregate, have a Material Adverse Effect on the Company; and (c) there are no
                                                               -
facts, circumstances or conditions in connection with the operation of its business or any currently or formerly owned, leased or operated facilities that are reasonably likely to lead to any Environmental Claims in the future which would, individually or in the aggregate, have a Material Adverse Effect on the Company.

     Section 3.8.  No Undisclosed Employee Benefit Plan Liabilities or Severance
                   -------------------------------------------------------------
Arrangements. (a) All "employee benefit plans," as defined in Section 3(3) of
------------
the Employee Retirement Income Security Act of 1974, as amended ("ERISA"),
                                                                  -----
maintained or contributed to by the Company or its Subsidiaries are in compliance with all applicable provisions of each of the Code and ERISA and the rules and regulations thereunder, except where failure to comply with the terms of any such plans or any such provision of applicable law would not have a Material Adverse Effect on the Company. Except as set forth in Section 3.8(a) of the Company Disclosure Schedule, no employee of the Company will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any employee incentive or benefit plan, program or arrangement as a result of the transactions contemplated by this Agreement.

     (b) Any amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employee benefit plan or other compensation arrangement currently in effect would not be characterized as an "excess parachute payment" or a "parachute payment" (as such terms are defined in Section 280G(b)(1) of the Code).

     (c) The Company, Parent and Robert D. Bates have entered into a noncompetition, nonsolicitation and cancellation agreement, the form of which is attached hereto as Exhibit D (the "Cancellation Agreement") and which shall
                                   ----------------------
become effective immediately prior to the Effective Time. Such agreement has been duly authorized, executed and delivered by the Company and Robert D. Bates, and upon satisfaction of the conditions set forth therein, shall be enforceable against the Company and Robert D. Bates in accordance with its terms.

     Section 3.9.  Absence of Certain Changes or Events.  Other than the
                   ------------------------------------
transactions contemplated or permitted by this Agreement or as disclosed in the Company SEC Reports, since June 30, 1999, the businesses of the Company and its Subsidiaries have been conducted in the ordinary course consistent with past practice, there has not been any event, occurrence, development or state of circumstances or facts that has had, or would have, a Material Adverse Effect on the Company, and neither the Company nor any of its Subsidiaries has taken any action that, if taken after the date hereof, except as set forth in Section 3.9 of the Company Disclosure Schedule, would have violated any of Subsections 5.1(a)(i), (ii) or (iv) through (xix) hereof.

     Section 3.10.  Investigations; Litigation.  Except as set forth in Section
                    --------------------------
3.10 of the Company Disclosure Schedule:

          (a) there is no investigation or review pending by any governmental body or authority with respect to the Company or any of its Subsidiaries which would, individually or in the aggregate, have a Material Adverse Effect on the Company, nor has any governmental body or authority notified the Company of an intention to conduct the same; and

          (b) there is no action, suit or proceeding pending (or, to the Company's Knowledge, threatened) against or affecting the Company or its Subsidiaries, or any of their respective properties at law or in equity, or before any federal, state, local or foreign governmental or regulatory body or authority, which would reasonably be expected to result in costs or losses in excess of $1,000,000 in any single instance against or on behalf of the Company or any Subsidiary, or any officer, employee or director thereof in such individual's capacity as officer, employee or director of the Company or any Subsidiary or involving any of their properties or businesses, whether at law or in equity. None of such matters (singly or in the aggregate) could reasonably be expected to result in a Material Adverse Effect on the Company. Further, except as previously disclosed in writing to Parent, there are no outstanding judgments, orders, decrees, stipulations or awards (whether rendered by court or administrative agency, or by arbitration, pursuant to a grievance or other procedures) against or relating to the Company or any of its Subsidiaries which contain any remaining material restrictions or obligations to perform.

     Section 3.11.  Proxy Statement; Registration Statement; Other Information.
                    ----------------------------------------------------------
The Proxy Statement (as defined below), or any amendment thereof or supplement thereto, at the date mailed to the Company's stockholders and at the time of the Company Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made therein based on information supplied by Parent or Merger Sub in writing for inclusion in the Proxy Statement. None of the information supplied by the Company for inclusion or incorporation by reference in the Registration Statement (as defined in Section 5.3(a)(i)), or any amendment thereof or supplement thereto, will, at the date it becomes effective and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder. The letter to stockholders, notice of meeting, proxy statement and form of proxy to be distributed to stockholders in connection with the Merger and any schedules required to be filed with the SEC in connection therewith are collectively referred to herein as the "Proxy Statement."
        ---------------

     Section 3.12.  Lack of Ownership of Parent Common Stock.  Neither the
                    ----------------------------------------
Company nor any of its Subsidiaries owns any shares of Parent Common Stock or other securities convertible into shares of Parent Common Stock (exclusive of any shares owned by the Company's employee benefit plans).

     Section 3.13.  Tax Matters. (a)  All federal, state, local and foreign Tax
                    -----------
Returns required to be filed by or on behalf of the Company, each of its Subsidiaries, and each affiliated, combined, consolidated or unitary group of which the Company or any of its Subsidiaries (i) is a member (a "Current Company
                                              -                  ---------------
Group") or (ii) has been a member within six years prior to the date hereof but
-----       --
is not currently a member, but only insofar as any such Tax Return relates to a taxable period ending on a date within the last six years during which the Company or any of its Subsidiaries was a member (a "Past Company Group,"
                                                    ------------------
together with Current Company Groups, a "Company Affiliated Group") have been
                                         ------------------------
timely filed, and all such Tax Returns are complete and accurate except to the extent any failure to file or any inaccuracies in filed returns would not, individually or in the aggregate, have a Material Adverse Effect on the Company (it being understood that the representations made in this Section, to the extent that they relate to Past Company Groups, are made to the Knowledge of the Company). All Taxes due and owing by the Company, any Subsidiary of the Company or any Company Affiliated Group have been timely paid, or adequately reserved for, except to the extent any failure to pay or reserve would not, individually or in the aggregate, have a Material Adverse Effect on the Company. There is no audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by the Company, any Subsidiary of the Company or any Affiliated Group which would, individually or in the aggregate, have a Material Adverse Effect on the Company. All assessments for Taxes due and owing by the Company, any Subsidiary of the Company or any Company Affiliated Group with respect to completed and settled examinations or concluded litigation have been paid. Prior to the date of this Agreement, the Company has provided Parent with written schedules of (i) the
                                                                      -
taxable years of the Company for which the statutes of limitations with respect to federal income Taxes have not expired, and (ii) with respect to federal
                                               --
income Taxes, for all taxable years for which the statute of limitations has not yet expired, those years for which examinations have been completed, those years for which examinations are presently being conducted, and those years for which examinations have not yet been initiated. Except as set forth in Section 3.13 of the Company Disclosure Schedule, the Company and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to tax information reporting and the payment and withholding of Taxes, except to the extent any such failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     (b) Neither the Company nor any of its Subsidiaries knows of any fact or has taken any action that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     (c) Neither the Company nor any of its Subsidiaries is a party to or bound by (or has any obligation under) any Tax sharing, allocation, indemnity, or similar contract.

     (d) Neither the Company nor any of its Subsidiaries has entered into any agreement with or requested relief from the IRS concerning the qualification of any life insurance or annuity policy under or compliance with Sections 72, 101(f), 401(a), 403(b), 408, 457, 817, 7702 or 7702A or the Code, and the IRS
has not asserted in writing that any such policy fails to so qualify. The assets of any separate account are adequately diversified within the meaning of
Section 817(h) of the Code, and each Company Insurance Subsidiary is treated for federal tax purposes as the owner of the assets underlying the respective life insurance policies and annuity contracts issued, entered into or sold by it, with such exceptions as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Company.

     (e)  For purposes of this Agreement:  (i)  "Taxes" means any and all
                                            -    -----
federal, state, local, foreign, provincial, territorial or other taxes, imposts, rates, levies, assessments and other charges of any kind whatsoever whether imposed directly or through withholding (together with any and all interest, penalties, additions to tax and additional amounts applicable with respect thereto), including, without limitation, income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, net worth, excise, withholding, ad valorem and value added taxes; (ii) "Tax
                                                                   --   ---
Return" means any declaration, return, report, schedule, certificate, statement
------
or other similar document (including relating or supporting information) required to be filed or, where none is required to be filed with a taxing authority, the statement or other document issued by a taxing authority in connection with any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax; and (iii)
                                                                       ---
"Material State" means any state for which the average allocation percentage of
 --------------
the Company and its Subsidiaries for the past three years exceeds ten percent (10%).

     Section 3.14.  Opinion of Financial Advisor.  The Board of Directors of the
                    ----------------------------
Company has received the opinion of Goldman, Sachs & Co., dated the date of this Agreement, substantially to the effect that, as of such date, the Merger Consideration is fair to the holders of the Company Common Stock from a financial point of view.

     Section 3.15.  Required Vote of the Company Stockholders.  The affirmative
                    -----------------------------------------
vote of the holders of a majority of the outstanding shares of Company Common Stock (the "Company Stockholder Approval") is required to approve and adopt this
            ----------------------------
Agreement. The Company Stockholder Approval is sufficient to approve the "control-share acquisition" under the Nebraska Shareholders Protection Act, provided that neither Parent nor Merger Sub owns any shares of Company Common
--------
Stock. No other vote of the stockholders of the Company, or of the holders of any other securities of the Company (equity or otherwise), is required by law, the certificate of incorporation or by-laws of the Company or otherwise in order for the Company to consummate the Merger and the transactions contemplated hereby.

     Section 3.16.  Material Contracts.  Except as set forth in Section 3.16 of
                    ------------------
the Company Disclosure Schedule or in the Company SEC Reports, neither the Company nor any of its Subsidiaries is a party to or bound by any "material contract" (as such term is defined in item 601(b)(10) of Regulation S-K of the
SEC) (all contracts of the type described in this Section 3.16 being referred to herein as "Company Material Contracts"). Each Company Material Contract is
           --------------------------
valid and binding on the Company and is in full force and effect, and the Company and each of its Subsidiaries have performed all obligations required to be performed by them to date under each Company Material Contract, except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries knows of, or has received notice of, any violation or default under any Company Material Contract except for such violations or defaults as would not in the aggregate have a Material Adverse Effect on the Company.

     Section 3.17.  Intellectual Property Rights.  The Company and its
                    ----------------------------
Subsidiaries have all right, title and interest in, or a valid and binding license to use, all Intellectual Property (as defined below) individually or in the aggregate material to the conduct of the businesses of the Company and its Subsidiaries taken as a whole. Neither the Company nor any Subsidiary of the Company is in default (or with the giving of notice or lapse of time or both, would be in default) under any license to use such Intellectual Property, such Intellectual Property is not being infringed by any third party, and neither the Company nor any Subsidiary of the Company is infringing any Intellectual Property of any third party, except for such defaults and infringements which, individually or in the aggregate, are not having and could not be reasonably expected to have a Material Adverse Effect on the Company. For purposes of this Agreement, "Intellectual Property" means patents and patent rights, trademarks
            ---------------------
and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, copyrights and copyright rights and other proprietary intellectual property rights and all pending applications for and registrations of any of the foregoing, and computer and network software programs. There is no pending or, to the Knowledge of the Company, threatened significant claim or dispute regarding the ownership of, or use by, the Company or any Subsidiary of any Intellectual Property.
Consummation of the transactions contemplated hereby will not result in the loss of use of any software material to the Company's business.

     Section 3.18.  Year 2000 Matters.  Except as would not, individually or in
                    -----------------
the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, each hardware, software and firmware product (including embedded microcontrollers in computer equipment which are owned or licensed and used by the Company or any Subsidiary and which are involved in electronic data interchange and integration with third parties) owned or licensed and used by the Company or any of its Subsidiaries will, when required to do so, correctly differentiate between the years in different centuries and will accurately process date/time data (including, but not limited to, calculating, comparing and sequencing) from, into, and between the twentieth and twenty-first centuries, including leap year calculations; provided, however, that the Company
                                             --------  -------
makes and has made no representation or warranty to Parent as to the state of readiness, with respect to the year 2000 issue, of its vendors and its independent agents and brokers, although to the Knowledge of the Company there is no known lack of readiness of any such third party that would reasonably be expected to have a Material Adverse Effect on the Company.

     Section 3.19.  Takeover Statute.  The Board of Directors of the Company has
                    ----------------
approved this Agreement and the transactions contemplated hereby and, assuming the accuracy of the representation and warranty contained in Section 4.10, such approval constitutes approval of the Merger and the other transactions contemplated hereby by the Board of Directors of the Company under the provisions of Section 203 of the DGCL such that Section 203 of the DGCL does not apply to this Agreement and the transactions contemplated hereby. To the Knowledge of the Company, no other state takeover statute is applicable to the Merger or the other transactions contemplated hereby other than the Nebraska Shareholders Protection Act. Provided that neither Parent nor Merger Sub owns any shares of Company Common Stock, upon receipt of the Company Stockholder Approval, no other actions are required to achieve compliance with the Nebraska Shareholders Protection Act.

     Section 3.20.  Finders or Brokers.  Except for Goldman, Sachs & Co., a copy
                    ------------------
of whose engagement agreement has been or will be provided to Parent, neither the Company nor any of its Subsidiaries has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to any fee or any commission in connection with or upon consummation of the Merger.

     Section 3.21.  Rights Agreement.  The Company has taken all necessary
                    ----------------
action to avoid the triggering of the provisions of the Company Rights Plan in connection with the entry into, the announcement of and the performance of the transactions contemplated by this Agreement (including the Merger), with respect to the Company Stockholder Rights issued pursuant to the Company Rights Plan.

     Section 3.22.  Insurance Laws.  The business and operations of the Company
                    --------------
Insurance Subsidiaries (including, without limitation, business, marketing, operations, sales and issuances conducted by or through Agents (as defined in
Section 3.24)) have been conducted in compliance with applicable laws (including the filing of any required reports) regulating the business and products of insurance and all applicable orders and directives of insurance regulatory authorities (including federal authorities with respect to variable or other registered insurance and annuity products) and market conduct recommendations resulting from market conduct examinations of insurance regulatory authorities (including federal authorities with respect to variable or other registered insurance and annuity products) (collectively, "Applicable Insurance Laws"),
                                                -------------------------
except as set forth in Section 3.22 of the Company Disclosure Schedule and except where the failure to so conduct such business and operations would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Company. In addition, except as would otherwise not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Company: (i) there is no pending or, to the Knowledge of
                                 -
the Company, threatened, charge by any insurance regulatory authority that any of the Company Insurance Subsidiaries has violated, nor any pending or, to the Knowledge of the Company, threatened investigation by any insurance regulatory authority with respect to possible violations of, any Applicable Insurance Laws;
(ii) each Company Insurance Subsidiary has been duly authorized by the relevant
 --
state insurance regulatory authorities to issue the policies and/or contracts of insurance that it is currently writing and in the states in which it conducts its business; and (iii) the Company Insurance Subsidiaries have filed all
                   ---
reports required to be filed with any insurance regulatory authority. None of the Company Insurance Subsidiaries is subject to any order or decree of any insurance regulatory authority relating to such Company Insurance Subsidiary which either (A) would, individually or in the aggregate, be reasonably likely
              -
to have a Material Adverse Effect on the Company, or (B) relates to marketing,
                                                      -
sales, trade or underwriting practices (other than routine correspondence) from and after January 1, 1997, and neither the Company nor any Company Insurance Subsidiary has engaged in any activity which would reasonably be expected to cause revocation or suspension of any such license or other permit and no action or proceeding looking to or contemplating the revocation or suspension of any such license or permit is pending or, to the Knowledge of the Company, threatened.

     Section 3.23.  Insurance Business. (a) Except as set forth in Section
                    ------------------
3.23(a) of the Company Disclosure Schedule, and except as would otherwise not, individually or in the aggregate, have a Material Adverse Effect on the Company, to the Knowledge of the Company, since January 1, 1997, all insurance policy forms and all applications, riders and other forms and rates required to be filed with insurance regulatory authorities have been duly filed by the Company Insurance Subsidiaries and all required approvals have been duly obtained, and all such forms and rates and all marketing materials comply in all material respects with applicable insurance laws and regulations.

     (b) The Company has delivered to Parent true and complete copies of the following actuarial reports (collectively, the "Company Actuarial Analyses"):
                                                --------------------------
(i) the February 18, 1999 Tillinghast-Towers Perrin report as corrected and
 -
supplemented by the June 30, 1999 report, and (ii) the 1998 Asset Adequacy
                                               --
Analyses by each of the Company Insurance Subsidiaries' appointed actuaries, prepared in conjunction with the 1998 SAP Statement. The information and data furnished to Tillinghast or the appointed actuaries in connection with the preparation of the Company Actuarial Analyses were accurate in all material respects, provided that no representation or warranty is made with respect to projections of future events, including future expenses, new production levels or future management actions. The assumptions utilized in making such projections were arrived at in good faith and the Company believes they were reasonable when made. Further, the 1998 Asset Adequacy Analyses referenced in
(ii) above were prepared in conformity with generally accepted actuarial standards consistently applied.

     (c) Except as would not be, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company, (i) all insurance
                                                          -
contracts, arrangements, treaties and agreements to which any Company Insurance Subsidiary is a party on the date hereof are valid and binding on such Company Insurance Subsidiary, enforceable in accordance with their terms, and such Company Insurance Subsidiary is not in material breach of its obligations thereunder, (ii) except as provided for in the Company SAP Statements, all
             --
reinsurance represented by any such reinsurance treaties represents an admitted asset or reduction of loss reserves of the Company Insurance Subsidiary in the respective Company SAP Statements and their carrying values have been described in conformity with statutory accounting practices and in accordance with values described by the National Association of Insurance Commissioners, when appropriate, consistent with the prior reporting practices of the Company Insurance Subsidiaries, and (iii) the termination of any reinsurance treaty
                             ---
between or among any Company Insurance Subsidiary will not result in adverse tax consequences to any Company Insurance Subsidiary.

     (d) Each of the Company Insurance Subsidiaries has complied in all material respects with its respective underwriting standards and, with respect to Insurance Contracts reinsured in whole or in part, such Insurance Contracts conform in all respects to the standards agreed to with the reinsurer in the related reinsurance, coinsurance or other similar contracts.

     (e) To the Knowledge of the Company, all insurance and annuity contracts marketed or issued for use in connection with any employee benefit plan (as defined in ERISA) or for any individual retirement plan (as defined in Sections 403(b), 408, or 457 of the Code) have been designed, qualified (if applicable), and administered in compliance with all applicable rules and regulations, except where such noncompliance would not have a Material Adverse Effect on the Company.

     Section 3.24.  Agents. (a)  To the Knowledge of the Company, each
                    ------
insurance agent, third party administrator, manager, broker and distributor (each an "Agent"), at the time such Agent wrote, sold, produced or managed
          -----
business for the Company Insurance Subsidiaries was duly licensed for such business, and no such Agent violated (or with or without notice or lapse of time or both, would have violated) any term or provision of any law applicable to the writing, sale, production or management of business for any Company Insurance Subsidiary, except for such failures to be licensed or such violations which individually or in the aggregate, have not had or are not reasonably likely to have a Material Adverse Effect on the Company.

     (b) Except as set forth in Section 3.24(b) of the Company Disclosure Schedule, no Agent has binding authority on behalf of any Company Insurance Subsidiary.

     (c) To the Knowledge of the Company, the announcement of and completion of the transactions contemplated herein should not reasonably be expected to materially adversely affect the production for the Company Insurance Subsidiaries by their Agents.

     Section 3.25.  Separate Accounts. (a)  Each separate account maintained by
                    -----------------
a Company Insurance Subsidiary (collectively, the "Separate Accounts") is duly
                                                   -----------------
and validly established and maintained under the laws of its state of formation and is either excluded from the definition of an investment company pursuant to
Section 3(c)(11) of the 1940 Act or is duly registered as an investment company under the 1940 Act. If registered, each such Separate Account is operated in compliance with the 1940 Act, has filed all reports and amendments of its registration statement required to be filed, and has been granted all exemptive relief necessary for its operations as presently conducted, except as would otherwise reasonably be expected to have a Material Adverse Effect on the Company. The Insurance Contracts under which Separate Account assets are held are duly and validly issued and are either exempt from registration under the Securities Act pursuant to Section 3(a)(2) of the Securities Act or were sold pursuant to an effective registration statement under the Securities Act, and any such registration statement is currently in effect to the extent necessary to allow the appropriate Company Insurance Subsidiary to receive contributions under such policies.

     (b) To the Knowledge of the Company, each registration statement, prospectus, statement of additional information, or private placement memorandum, as amended or supplemented, relating to any registered separate account and all supplemental advertising material relating to any registered separate account since January 1, 1997, (i) as of their respective mailing dates
                                         -
or dates of use (or in the case of a registration statement, at the time that such registration statement became effective), contained no untrue statement of material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading at the time that each become effective, and (ii) complied with applicable law
                                          --
including, but not limited to, state insurance laws, state securities laws, rules of the NASD, the Securities Act and the 1940 Act, except for such instances of noncompliance which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company.

     Section 3.26.  Derivatives.  Neither the Company nor its Subsidiaries is a
                    -----------
party on the date hereof to any contract or agreement constituting a "derivative financial instrument," except as set forth in Section 3.26 of the Company Disclosure Schedule. For purposes of this Section 3.26 and that Schedule, the term "derivative financial instrument" shall have the same meaning given such term under Item 305 of Regulation S-K under the U.S. federal securities laws and includes futures, forwards, swaps, options, and other financial instruments with similar characteristics.

     Section 3.27.  Investments.  The Company SAP Statements set forth a list,
                    -----------
which list is accurate and complete in all material respects, of all securities, mortgages and other investments (collectively, the "Company Investments") owned
                                                    -------------------
by the Company Insurance Subsidiaries as of December 31, 1998, together with the cost basis book or amortized value, as the case may be, as of December 31, 1998. All transactions in Company Investments by each Company Insurance Subsidiary have complied in all material respects with the investment policies of such Company Insurance Subsidiaries and all applicable insurance laws and regulations. A complete list of all investments owned, directly or indirectly, by the Company and the Company Insurance Subsidiaries as of June 30, 1999 which are in default, in bankruptcy, nonperforming, restructured, or foreclosed, or which are included on any "watch list" is set forth in Section 3.27 of the Company Disclosure Schedule, and there have been no changes since that date that have or would reasonably be expected to have a Material Adverse Effect on the Company.

     Section 3.28.  Ohio Farmers Compliance.  To the Knowledge of the Company,
                    -----------------------
each of the Company and Ohio Farmers Insurance Company has complied in all material respects with its obligations under the Administrative Services Agreement dated June 2, 1998, and any related legal and regulatory obligations.

     Section 3.29.  Real Estate.  The home office and investment real estate on
                    -----------
the same campus owned by a Company Subsidiary (i) to the Knowledge of the
                                               -
Company contain no asbestos, (ii) are in all material respects properly zoned
                              --
for the uses to which they are being put and (iii) are presently zoned to permit
                                              ---
construction of a fourth building similar to the existing office buildings on the Company's headquarters campus. The Company is not aware of any reason why each existing building could not be operated on a "stand-alone" basis without substantial expense.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                           OF PARENT AND MERGER SUB

     Except as specifically set forth, by reference to a particular section of this Agreement, on the Disclosure Schedule delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule"),
                                               --------------------------
Parent and Merger Sub represent and warrant to the Company as follows:

     Section 4.1.   Organization, Qualification, Etc.  Parent is a corporation
                    ---------------------------------
duly organized, validly existing and in good standing under the laws of the State of North Carolina and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Parent. The copies of the Parent's certificate of incorporation and by-laws which have been delivered to the

Company are complete and correct and in full force and effect. Each of the Parent's Subsidiaries (including Merger Sub) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Parent. Except as set forth in Section 4.1 of the Parent Disclosure Schedule, all the outstanding shares of capital stock of, or other ownership interests in, the Parent's Subsidiaries are validly issued, fully paid and non-assessable and are owned by Parent, directly or indirectly, free and clear of all Liens. There are no existing options, rights of first refusal, preemptive rights, calls, claims or commitments of any character relating to the issued or unissued capital stock or other securities of, or other ownership interests in, any Subsidiary of Parent.

     Section 4.2.  Capital Stock. (a)  The authorized capital stock of Parent
                   -------------
consists of 350,000,000 shares of Parent Common Stock and 20,000,000 shares of preferred stock, par value $.01 per share ("Parent Preferred Stock"). As of
                                            ----------------------
September 17, 1999, 105,301,763 shares of Parent Common Stock were issued and outstanding, and 10,524,102 shares were reserved for issuance under the Parent's Option Plans. No shares of Preferred Stock are outstanding as of the date hereof. All the outstanding shares of Parent Common Stock are, and all Shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments and agreements pursuant to which they are issuable, validly issued and are fully paid and non-assessable. As of September 17, 1999, except as set forth in Section 4.2(a) of the Parent Disclosure Schedule, there are no outstanding subscriptions, options, warrants, rights or other arrangements or commitments obligating Parent to issue any shares of its capital stock other than:

     (i)   Parent Rights Agreement;

     (ii) options and other rights to receive or acquire 4,676,442 shares of Parent Common Stock pursuant to the Parent's Option Plans;

     (iii) As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of Parent having the right to vote on any matters on which stockholders may vote are issued or outstanding.

     Section 4.3.  Corporate Authority Relative to this Agreement; No Violation.
                   ------------------------------------------------------------
(a) Each of Parent and Merger Sub has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by Parent and Merger Sub by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes a valid and binding agreement of the other parties hereto, this Agreement constitutes a valid and binding agreement of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms.

     (b) Neither Parent nor Merger Sub is subject to or obligated under any charter, by-law or contract provision or any license, franchise or permit, or subject to any order or decree, which, by its terms, would be breached or violated or would accelerate any payment or obligation, trigger any right of first refusal or other purchase right as a result of Parent or Merger Sub executing or carrying out the transactions contemplated by this Agreement, except for any breaches or violations which would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Other than in connection with or in compliance with (i) the provisions of the DGCL, (ii) the Securities
                            -                               --
Act, (iii) the Exchange Act, (iv) the HSR Act, (v) Section 4043 of ERISA, (vi)
      ---                     --                -                          --
the Nebraska Insurers Demutualization Act, the Nebraska Insurance Holding Company System Act, the Pennsylvania Insurance Holding Company Act and any other applicable laws, rules, regulations, practices and orders of any state insurance regulatory authority, (vii) any applicable United States competition, antitrust
                       ---
and investments laws, (viii) the securities or blue sky laws of the various
                       ----
states and (ix) the Nebraska Shareholder Protection Act (collectively, the
            --
"Parent Required Approvals"), no authorization, consent or approval of, or
 -------------------------
filing with, any governmental body or authority is necessary for the consummation by Parent of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals or filings, the failure to obtain or make which would not, individually or in the aggregate, have a Material Adverse Effect on Parent or substantially impair or delay the consummation of the transactions contemplated hereby and thereby.

     Section 4.4.  Reports and Financial Statements. (a) Parent has previously
                   --------------------------------
furnished or made available to the Company true and complete copies of:

     (i) Parent's Annual Reports on Form 10-K filed with the SEC for each of the years ended December 31, 1996 through 1998;

     (ii) each definitive proxy statement filed by Parent with the SEC since December 31, 1996;

     (iii) each final prospectus filed by Parent with the SEC since December 31, 1996, except any final prospectus on Form S-8; and

     (iv) all Current Reports on Form 8-K filed by Parent with the SEC since December 31, 1998.

     As of their respective dates, such reports, proxy statements and prospectuses (collectively, the "Parent SEC Reports") (i) complied as to form in
                                 ------------------    -
all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder and (ii)
                                                                           --
did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements included in the Parent SEC Reports (including any related notes and schedules) fairly present the financial position of the Parent and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods or as of the dates then ended (subject, in the case of the unaudited interim financial statements, to normal recurring year-end adjustments), in each case in accordance with GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto). Parent has also previously furnished to the Company all audit reports and letters to management regarding accounting controls received since January 1, 1997 from the auditors of Parent and its Subsidiaries and all responses thereto from Parent and its Subsidiaries. Since December 31, 1996, Parent has timely filed all reports, registration statements and other filings required to be filed by it with the SEC under the rules and regulations of the SEC.

     (b) Parent has made available to the Company true and complete copies of the annual and quarterly statements of each of Parent's Subsidiaries listed in
Section 4.4(b) of the Parent Disclosure Schedule ("Parent Insurance
                                                   ----------------
Subsidiaries") as filed with the applicable insurance regulatory authorities for
------------
the years ended December 31, 1996, 1997 and 1998 and the quarterly periods ended March 31, 1999 and June 30, 1999, including all exhibits, interrogatories, notes, schedules and any actuarial opinions, affirmations or certifications or other supporting documents filed in connection therewith (collectively, the "Parent SAP Statements"). The Parent SAP Statements were prepared in conformity
 ---------------------
with statutory accounting practices prescribed or permitted by the applicable insurance regulatory authority consistently applied for the periods covered thereby and present fairly the statutory financial position of such Parent Insurance Subsidiaries as at the respective dates thereof and the results of operations of such Subsidiaries for the respective periods then ended. The Parent SAP Statements complied in all material respects with all applicable laws, rules and regulations when filed, and, to the Knowledge of Parent, no material deficiency has been asserted with respect to any Parent SAP Statements by the applicable insurance regulatory body or any other governmental agency or body. The annual statutory balance sheets and income statements included in the 1996 Parent SAP Statements have been audited by McGladrey & Pullen L.L.P. and the annual statutory balance sheets and income statements included in the 1997 and 1998 Parent SAP Statements have been audited by Ernst & Young L.L.P., and Parent has made available to the Company true and complete copies of all audit opinions related thereto. Parent has made available to the Company true and complete copies of all examination reports of insurance departments and any insurance regulatory agencies since January 1, 1996 relating to the Parent Insurance Subsidiaries. To the Knowledge of Parent, the amounts shown in the Parent SAP Statements as reserves and liabilities for past and future insurance policy benefits, losses, claims and expenses under insurance policies as of the end of each such reporting period were fairly stated in accordance with generally accepted actuarial principles consistently applied, were based on actuarial assumptions which were in accordance with those called for in the policy provisions and met the requirements of the insurance laws of the applicable insurance authority, with such exceptions as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect. Such amounts shown on the Parent SAP Statements filed after the date hereof and on or prior to the Closing Date will be so computed and based and will meet all such requirements.

     Section 4.5.  No Undisclosed Liabilities.  Neither Parent nor any of its
                   --------------------------
Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and there is no existing condition, situation or set of circumstances which would reasonably be expected to result in such a liability or obligation, except (a) liabilities or obligations adequately
                                 -
accrued or reserved for in the Parent SEC Reports filed prior to the date hereof, (b) liabilities and
         -
obligations that would not be required by GAAP to be reflected in the financial statements of the Company and (c) liabilities or obligations which would not,
                               -
individually or in the aggregate, have a Material Adverse Effect on Parent.

     Section 4.6.  No Violation of Law.  The businesses of Parent and its
                   -------------------
Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental body or authority except (a) as described in the
                                                         -
Parent SEC Reports and (b) for violations or possible violations which would
                        -
not, individually or in the aggregate, have a Material Adverse Effect on Parent.

     Section 4.7.  Absence of Certain Changes or Events.  Other than the
                   ------------------------------------
transactions contemplated or permitted by this Agreement or as disclosed in the Parent SEC Reports, since June 30, 1999, there has not been any event, occurrence, development or state of circumstances or facts that has had, or would have, a Material Adverse Effect on Parent and neither Parent nor any of its Subsidiaries has taken action that, if taken after the date hereof, would have violated Section 5.1(b).

     Section 4.8.  Investigations; Litigation.  Except as described in the
                   --------------------------
Parent SEC Reports:

          (a) there is no investigation or review pending by any governmental body or authority with respect to Parent or any of its Subsidiaries which would, individually or in the aggregate, have a Material Adverse Effect on Parent, nor has any governmental body or authority notified Parent of an intention to conduct the same; and

          (b) there is no action, suit or proceeding pending (or, to Parent's Knowledge, threatened) against or affecting Parent or its Subsidiaries, or any of their respective properties at law or in equity, or before any federal, state, local or foreign governmental or regulatory body or authority which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Parent.

     Section 4.9.  Proxy Statement; Registration Statement; Other Information.
                   ----------------------------------------------------------
The Registration Statement, or any amendment thereof or supplement thereto, at the date it becomes effective and at the time of the Company Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by Parent or Merger Sub with respect to statements made therein based on information supplied by the Company in writing for inclusion in the Registration Statement. None of the information supplied by Parent for inclusion or incorporation by reference in the Proxy Statement will, at the date mailed to the Company's stockholders and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply in all material respects with the provisions of the Securities Act and the rules and regulations promulgated thereunder.

     Section 4.10. Lack of Ownership of the Company Common Stock.  Neither
                   ---------------------------------------------
Parent nor any of its Subsidiaries owns more than 2% of the outstanding shares of the Company

Common Stock (exclusive of any shares owned by Parent's employee benefit plans or shares held in any separate account or mutual fund of any Subsidiary of Parent), and does not own any other securities convertible into shares of the Company Common Stock.

     Section 4.11. Vote of Parent Stockholders.  No vote of the stockholders of
                   ---------------------------
Parent, or of the holders of any other securities of Parent (equity or otherwise), is required by law, the certificate of incorporation or by-laws of Parent or otherwise in order for Parent to consummate the Merger and the transactions contemplated hereby.

     Section 4.12. Finders or Brokers. Neither Parent nor any of its
                   ------------------
Subsidiaries has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to any fee or any commission in connection with or upon consummation of the Merger.

     Section 4.13. Financing.  Parent has, and will have at the Effective Time,
                   ---------
sufficient resources to satisfy the obligations of Parent and Merger Sub to pay the aggregate Cash Consideration and any other cash payable in respect of Shares pursuant to Article II, on the terms and subject to the conditions contemplated by this Agreement.

     Section 4.14. Employment Agreement.  The Company, Parent and Robert D.
                   --------------------
Bates have entered into the Cancellation Agreement, and Parent and Robert D. Bates have entered into an employment agreement, the form of which is attached hereto as Exhibit E (the "Employment Agreement") and which shall become
                          --------------------
effective as of the Effective Time. The Cancellation Agreement and the Employment Agreement have been duly authorized, executed and delivered by Parent, and upon satisfaction of the conditions set forth therein, shall be enforceable against Parent in accordance with their respective terms.

                                   ARTICLE V

                           COVENANTS AND AGREEMENTS

     Section 5.1.  Conduct of Business by the Company or Parent.  From and after
                   --------------------------------------------
the date hereof and prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1 (the "Termination
                                                                   -----------
Date"), and except (i) as may be required by law (provided that any party
----                -
availing itself of such exception must first consult with the other party), (ii)
                                                                             --
as may be consented to in writing by Parent or the Company, as the case may be,
(iii) as may be expressly permitted pursuant to this Agreement, or (iv) as set
 ---                                                                --
forth in Section 5.1 of the Company Disclosure Schedule or the Parent Disclosure Schedule, as the case may be:

     (a)  the Company:

          (i) shall, and shall cause each of its Subsidiaries to, conduct its operations according to their ordinary and usual course of business in substantially the same manner as heretofore conducted;

          (ii) shall use its reasonable best efforts, and shall cause each of its Subsidiaries to use its reasonable best efforts, to preserve intact its business organization and goodwill (except that any of its Subsidiaries other than any Company Insurance Subsidiary may be merged with or into, or be consolidated with any of its other Subsidiaries or may be liquidated into the Company or any of its Subsidiaries), keep available the services of its current officers and other key employees, preserve its relationships with those persons having business dealings with the Company and its Subsidiaries, including, without limitation, brokers, agents, insureds and customers, and to comply in all material respects with all laws and orders of all governmental and regulatory authorities applicable to them;

          (iii) shall confer at such times as Parent may reasonably request with one or more representatives of Parent to report material operational matters and the general status of ongoing operations and transition plans (to the extent Parent reasonably requires such information);

          (iv) shall not, and shall not (except in the ordinary course of business consistent with past practice) permit any of its Subsidiaries that is not wholly owned to, declare, set aside or pay any dividends on or make any distribution with respect to its outstanding shares of stock, except that Company may continue to pay dividends on Company Common Stock at times consistent with past practice and in per share amounts not in excess of the per share amount of the most recent dividend paid on the Company Common Stock prior to the date of this Agreement;

          (v) shall not, and shall not permit any of its Subsidiaries to, split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of the Company which remains a wholly owned Subsidiary after consummation of such transaction;

          (vi) shall not, and shall not permit any of its Subsidiaries to enter into or amend any employment, severance or similar agreements or arrangements with any of their respective directors or executive officers;

          (vii) shall not, and shall not permit any of its Subsidiaries to, authorize or effect any acquisition of assets or securities, any disposition of assets or securities or any release or relinquishment of material contract rights, in each case not in the ordinary course of business consistent with past practice, except for transactions in Company Investments by any Company Insurance Subsidiary effected in accordance with the investment policy of such Company Insurance Subsidiary as in effect on the date hereof and except that the Company may acquire or dispose of assets or securities in transactions where the fair market value of the consideration paid or received does not exceed $1,000,000 in any single transaction or $5,000,000 in all such transactions, and except that the sale of AGL Life Assurance Company, Philadelphia Financial Group, Inc., PFG Distribution Company, Philadelphia Financial Insurance Agency of Massachusetts, Inc. and Philadelphia Financial Group Agency of Ohio, Inc., substantially in accordance with the terms of such sale previously disclosed to Parent, may be pursued to completion;

          (viii) shall not propose or adopt any amendments to its or any Company Insurance Subsidiary's corporate charter or by-laws;

          (ix) shall not, and shall not permit any of its Subsidiaries to, issue or authorize the issuance of, or agree to issue or sell any shares of their capital stock of any class (whether through the issuance or granting of options, warrants, commitments, conversion rights, subscriptions, rights to purchase or otherwise), other than pursuant to the Company Option Plans and upon conversion of options under such Plan;

          (x) shall not, and shall not permit any of its Subsidiaries to, grant, confer or award any options, warrants, conversion rights or other rights, not existing on the date hereof, to acquire any shares of its capital stock;

          (xi) shall not, and shall not permit any of its Subsidiaries to, purchase or redeem any shares of its stock or any rights, warrants or options to acquire any such shares;

          (xii) shall not, and shall not permit any of its Subsidiaries to, amend in any respect the terms of their respective employee benefit plans, programs or arrangements or any severance or similar agreements or arrangements or any bonus or other incentive programs in existence on the date hereof, or adopt any new employee benefit plans, programs or arrangements or any severance or similar agreements or arrangements, or increase any salaries except in the ordinary course of business consistent with past practice, or pay any bonus to the Company's Chief Executive Officer except as contemplated under the Cancellation Agreement;

          (xvii) shall not, and shall not permit any of its Subsidiaries to, incur, assume or prepay any indebtedness or any other material liabilities, other than in the ordinary course of business consistent with past practice;

          (xviii) shall not, and shall not permit any of its Subsidiaries to,
     (i) make any loans, advances or capital contributions to, or investments
      -
     in, any other person, other than Company Investments by a Company Insurance Subsidiary in accordance with the investment policy of such Company Insurance Subsidiary as in effect on the date hereof or by the Company or a Subsidiary of the Company to or in the Company or any wholly-owned Subsidiary of the Company or (ii) pay, discharge or satisfy any claims,
                                   --
     liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than indebtedness, issuances of debt securities, guarantees, loans, advances, capital contributions, investments, payments, discharges or satisfactions incurred or committed to in the ordinary course of business consistent with past practice;

          (xix) shall not sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including securitizations), other than Company Investments by a Company Insurance Subsidiary in accordance with the investment policy of such Company Insurance Subsidiary as in effect on the date hereof or in the ordinary course of business consistent with past practice;

          (xx)    shall not, and shall not permit any of its Subsidiaries to,
     (i) make any Tax election or settle or compromise any Tax liability or
      -
     (ii) change its fiscal year;
      --

          (xxi) except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, or as required by a governmental body or authority, shall not change its methods of accounting (including, without limitation, make any material write-off or reduction in the carrying value of any assets) in effect at December 31, 1998, except as required by GAAP;

          (xxii) shall not, and shall not permit any of its Subsidiaries to, enter into any new quota share or other reinsurance transaction (1) which
                                                                      -
     does not contain standard cancellation and termination provisions or (2)
                                                                           -
     which, except in the ordinary course of business, materially increases or reduces the Company Insurance Subsidiaries' consolidated ratio of net written premiums to gross written premiums;

          (xxiii) shall not, and shall not permit any of its Subsidiaries to, alter or amend their existing underwriting, claims management, reserving or investment guidelines or policies; and

          (xxiv) shall not take any action which would be required to be disclosed under Section 3.9 if such action had been taken prior to the date hereof;

          (xxv)   shall not permit any of the Company Insurance Subsidiaries to,
     (i) directly or indirectly through an outside money manager, make or commit
      -
     to make any mortgage loan, private placement, real estate acquisition, common or preferred stock acquisition, partnership interest acquisition, derivative investment (except in connection with hedging for the equity index annuity product) or below investment grade investment, except for commitments existing on the date hereof, unless such investment is consented to in advance by Parent, or (ii) enter into any new agreements to
                                            --
     outsource any investment or investment accounting functions;

          (xxvi) shall not, and shall not permit any of its Subsidiaries to, agree, in writing or otherwise, to take any of the foregoing actions or take any action which would (x) make any representation or warranty in
                                  -
     Article III hereof untrue or incorrect or (y) result in any of the
                                                -
     conditions to the Merger set forth in Article VI not being satisfied; and

          (xxvii) shall from time to time furnish to Parent, promptly following the receipt by senior management of the Company or any of its Subsidiaries
     (A) copies of any monthly management reports prepared for senior management
      -
     of the Company or any of its Subsidiaries, (B) copies of all monthly
                                                 -
     financial statements and reports, (C) a copy of any report filed with any
                                        -
     insurance regulatory authority, (D) copies of any reports or statements
                                      -
     filed with the SEC, which in each such case, shall be prepared in a manner consistent with past practice;

     (b)  the Parent:

          (i) shall not, and shall not permit any of its Subsidiaries to agree, in writing or otherwise, to take any action which would (x) make any
                                                                     -
     representation or warranty in Article IV hereof untrue or incorrect or (y)
                                                                             -
     result in any of the conditions to the Merger set forth in Article VI not being satisfied; and

          (ii) except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, or as required by a governmental body or authority, shall not change its methods of accounting (including, without limitation, make any material write-off or reduction in the carrying value of any assets) in effect at June 30, 1999, except as required by GAAP.

     Section 5.2.  Investigation.  Each of the Company and Parent shall afford
                   -------------
to one another and to one another's officers, employees, accountants, counsel and other authorized representatives full and complete access during normal business hours upon reasonable notice, throughout the period prior to the earlier of the Effective Time or the Termination Date, to its and its Subsidiaries' properties, contracts, commitments, books and records and any report, schedule or other document filed or received by it pursuant to the requirements of federal or state securities laws and shall use its reasonable best efforts to cause its respective representatives to furnish promptly to Parent such additional financial and operating data and other information as to its and its Subsidiaries' businesses and properties as Parent or its duly authorized representatives may from time to time reasonably request. The parties hereby agree that each of them will treat any such information in accordance with the Confidentiality Agreement, dated as of June 2, 1999, between the Company and Parent (the "Confidentiality Agreement"). Notwithstanding any
                         -------------------------
provision of this Agreement to the contrary, no party shall be obligated to make any disclosure in violation of applicable laws or regulations, including any such laws or regulations pertaining to the treatment of classified information.

     Section 5.3.  Proxy Material; Registration Statement.  (a)  The Company and
                   --------------------------------------
Parent shall together, or pursuant to an allocation of responsibility to be agreed upon between them:

          (i) prepare and file with the SEC as soon as is reasonably practicable the Proxy Statement and a registration statement on Form S-4 under the Securities Act with respect to the Parent Common Stock issuable in the Merger (the "Registration Statement"), and shall use their
                         ----------------------
     reasonable best efforts to have the Proxy Statement cleared by the SEC under the Exchange Act and the Registration Statement declared effective by the SEC under the Securities Act as promptly as practicable. No filing of, or amendment or supplement to, the Registration Statement or the Proxy Statement will be made by Parent or the Company without providing the other a reasonable opportunity to review and comment thereon. The Company will advise Parent, and Parent will advise the Company, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereof or requests by the SEC for additional information. The Company and Parent shall each provide the other with copies of any communication received from or sent to the SEC in connection with the Proxy Statement or the Registration Statement and with a reasonable opportunity to review all responses to SEC comments or other requests prior to their being sent to the SEC. If at any time prior to the Effective Time any information relating to Parent or the Company, or any of their respective affiliates, officers or directors, should be discovered by Parent or the Company which should be set forth in an amendment or supplement to the Registration Statement or the Proxy Statement, so that any such documents would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovered such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company;

          (ii) as soon as is reasonably practicable take all such action as may be required under state blue sky or securities laws in connection with the transactions contemplated by this Agreement;

          (iii) promptly prepare and file with the NYSE and such other stock exchanges as shall be agreed upon listing applications covering the shares of Parent Common Stock issuable in the Merger and use their reasonable best efforts to obtain, prior to the Effective Time, approval for the listing of such Parent Common Stock, subject only to official notice of issuance;

          (iv) cooperate with one another in order to lift any injunctions or remove any other impediment to the consummation of the transactions contemplated herein; and

          (v) cooperate with one another in obtaining opinions of Kutak Rock, counsel to the Company, and King & Spalding, counsel to Parent, dated as of the Effective Time, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In connection therewith, each of the Company, Parent and Merger Sub shall deliver to Kutak Rock and King & Spalding, respectively, representation letters in form and substance reasonably satisfactory to such tax counsel.

     (b) Subject to the limitations contained in Section 5.2, the Company and Parent shall each furnish to one another and to one another's counsel all such information as may be required in order to effect the foregoing actions.

     (c) The Company and Parent shall cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act.

     (d) The Company shall duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Meeting") for the purpose of obtaining
                                  ---------------
the Company Stockholder Approval and shall, through its Board of Directors, subject to Section 5.9(b), recommend to its stockholders the adoption of this Agreement, the Merger and the other transactions contemplated hereby. Without limiting the generality of the foregoing but subject to its rights to terminate this Agreement pursuant to Section 7.1, the Company agrees that its obligations pursuant to the first sentence of this Section 5.3(d) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal (as defined in Section 5.9).

     Section 5.4.  Affiliate Agreements.  The Company shall, prior to the
                   --------------------
Effective Time, deliver to Parent a list (reasonably satisfactory to counsel for Parent) setting forth the names and addresses of all persons who are, at the time of the Company Meeting, in the Company's reasonable judgment, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall furnish such information and documents as Parent may reasonably request for the purpose of reviewing such list. The Company shall use its reasonable best efforts to cause each person who is identified as an "affiliate" in the list furnished pursuant to this Section 5.4 to execute a written agreement on or prior to the mailing of the Proxy Statement, substantially in the form of Exhibit A hereto.

     Section 5.5.  Employee Incentive and Benefit Plans.  Simultaneously with
                   ------------------------------------
the Merger, Parent agrees to take, and cause the Company to take, the actions described in Exhibit B hereto with respect to employee benefit plans.

     Section 5.6.  Filings; Other Action.  (a)  Subject to the terms and
                   ---------------------
conditions herein provided, the Company and Parent shall (i) promptly make their
                                                          -
respective filings and thereafter make any other required submissions under the HSR Act, (ii) promptly make their respective filings and thereafter make any
          --
other required submissions with applicable insurance regulatory authorities, including insurance regulatory authorities in the State of Nebraska and the Commonwealth of Pennsylvania, (iii) use their reasonable best efforts to
                               ---
cooperate with one another in (x) determining whether any filings are required
                               -
to be made with, or consents, permits, authorizations or approvals are required to be obtained from, any third party or other governmental or regulatory bodies or authorities of federal, state, local and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (y) timely making all such filings and
                                      -
timely seeking all such consents, permits, authorizations or approvals, (iv) use
                                                                         --
their reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby, including, without limitation, taking all such further action as reasonably may be necessary to resolve such objections, if any, as the Federal Trade Commission, the Antitrust Division of the Department of Justice, state antitrust enforcement authorities or competition authorities of any other nation or other jurisdiction or any other person may assert under relevant antitrust or competition laws with respect to the transactions contemplated hereby.

     (b) In furtherance and not in limitation of the covenants of the parties contained in this Section 5.6, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Regulatory Law (as defined below), each of the Company and Parent shall cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section
5.6 shall limit a party's right to terminate this Agreement pursuant to Section 7.1(b) or 7.1(c) so long as such party has up to then complied in all respects with its obligations under this Section 5.6.

     (c) If any objections are asserted with respect to the transactions contemplated hereby under any Regulatory Law or if any suit is instituted by any governmental body or authority or any private party challenging any of the transactions contemplated hereby as violative of any Regulatory Law, each of the Company and Parent shall use its reasonable best efforts to resolve any such objections or challenge as such governmental body or authority or private party may have to such transactions under such Regulatory Law so as to permit consummation of the transactions contemplated hereby. For purposes of this Agreement, "Regulatory Law" means applicable state insurance laws and regulations, the
 --------------
Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state or foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition, whether in the insurance industry or otherwise, through merger or acquisition.

     Section 5.7.  Further Assurances.  In case at any time after the Effective
                   ------------------
Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers of the Company and Parent shall take all such necessary action.

     Section 5.8.  Takeover Statute.  If any "fair price," "moratorium,"
                   ----------------
"control share acquisition" or other form of antitakeover statute or regulation shall become applicable to the transactions contemplated hereby, each of the Company and Parent and the members of their respective Boards of Directors shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

     Section 5.9.  No Solicitation.  (a)  The Company represents and warrants
                   ---------------
that it has terminated any discussions or negotiations with any party (other than Parent) concerning any Takeover Proposal prior to the date hereof. From and after the date hereof, the Company will not, and shall use its reasonable best efforts not to permit, any of its officers, directors, employees, attorneys, financial advisors, agents or other representatives or those of any of its Subsidiaries (collectively, "Company Representatives") to, directly or
                             -----------------------
indirectly, solicit, initiate or knowingly encourage (including by way of furnishing information) any Takeover Proposal from any persons or engage in or continue discussions or negotiations relating thereto, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal, except that, so long as the Company is in compliance with its obligations under this Section 5.9, the Company may, in response to a Takeover Proposal that the Board of Directors determines is reasonably likely to constitute a Superior Proposal that was not solicited by the Company or any of its Company Representatives, and that did not otherwise result from a breach or a deemed breach of this Section, and subject to providing prior written notice of its decision to take such action to Parent, (x) furnish information with respect to the Company to any person making
         -
such a Takeover Proposal pursuant to a customary confidentiality agreement with terms substantially similar to those of the agreement to which Parent is a party with the Company, and (y) participate in discussions or negotiations regarding
                       -
such Takeover Proposal. Without limiting the foregoing, it is agreed that any action that is in violation of the restrictions set forth in the preceding sentence by any executive officer of the Company or any Subsidiary of the Company, whether or not such person is purporting to act on behalf of the Company or any of its Subsidiaries or otherwise, shall be deemed to be a breach of this Section 5.9 by the Company. The Company will advise Parent orally (within one business day) and in writing (as promptly as practicable) of the receipt of any Takeover Proposal or inquiry or request for information with respect to or which could reasonably be expected to lead to any Takeover Proposal, including the material terms and conditions thereof (and any change in the material terms and conditions thereof) and the identity of the person making such Takeover Proposal, and will promptly (but in no case later than 36 hours) notify Parent of any determination by the Company's Board of Directors that a Superior Proposal has been made. As used in this Agreement, (i)
                                                                              -
"Takeover Proposal" shall mean any inquiry, proposal or offer from any person
 -----------------
relating to any direct or indirect acquisition or purchase of business that constitutes 15% or more of the net revenues, net income or the assets of the Company and its Subsidiaries taken as a whole, or 15% or more of any class of equity securities of the Company or any of its Subsidiaries (other than PFG, Inc. and its Subsidiaries), any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of the Company or any of its Subsidiaries (other than PFG, Inc. and its Subsidiaries), or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement, and (ii) "Superior Proposal" shall mean any
                                     --   -----------------
proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of the Company Common Stock then outstanding or at least 50% of the assets of the Company and its Subsidiaries, taken together, and (x) the proposal is otherwise on terms which the Board of
               -
Directors determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation and such other matters as the Board of Directors deems relevant) to be more favorable to the Company's stockholders than the Merger and for which financing, to the extent required, is then committed or which in the good faith judgment of the Board of Directors is reasonably capable of being obtained by a third party and (y) the Board of
                                                           -
Directors, after considering such matters as the Board of Directors deems relevant (including the advice of outside counsel), determines in good faith that failing to furnish information to the third party, participate in discussions or negotiations with respect to the Superior Proposal or withdraw, or modify its recommendation or recommend a Superior Proposal, as applicable, or terminate this Agreement, is reasonably likely to result in a breach by the Board of Directors of the Company of its fiduciary duties to the Company and its stockholders under applicable law.

     (b)  The Board of Directors of the Company shall not (i) withdraw or
                                                           -
modify, or propose to withdraw or modify, in a manner adverse to Parent or Merger Sub, the approval or recommendation by such Board of Directors of this Agreement or the Merger or (ii) approve or recommend, or propose to approve or
                            --
recommend, any Takeover Proposal, unless, in each case, the Company receives an unsolicited Takeover Proposal that is a Superior Proposal. The Board of Directors may not enter into an agreement with respect to a Takeover Proposal except in connection with a termination of this Agreement as set forth in
Section 7.1(e). Nothing contained in this Section 5.9 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders which, in the good faith reasonable judgment of the Board of Directors of the Company after consultation with outside counsel, is required under applicable law, provided that, except as otherwise permitted in this
Section 5.9, the Company does not withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend, a Takeover Proposal. Notwithstanding anything contained in this Agreement to the contrary, any action by the Board of Directors permitted by, and taken in accordance with, this Section 5.9 shall not constitute a breach of this Agreement by the Company.

     Section 5.10.  Public Announcements.  The Company and Parent will consult
                    --------------------
with and provide each other the opportunity to review and comment upon any press release or other public statement or comment prior to the issuance of such press release or other public statement or comment relating to this Agreement or the transactions contemplated herein and shall not issue any such press release or other public statement or comment without the prior approval of the other party (which approval will not be unreasonably withheld), except as may be required by law.

     Section 5.11.  Indemnification and Insurance.  (a)  From and after the
                    -----------------------------
Effective Time, Parent shall, and shall cause the Surviving Corporation to, indemnify and hold harmless each present and former director and officer of the Company determined as of the Effective Time (the "Indemnified Parties"), against
                                                  -------------------
any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in
                                                       -----
connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time (including without limitation in connection with the transactions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under DGCL (and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable law, provided the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification).

     (b)  Any Indemnified Party wishing to claim indemnification under paragraph
(a) of this Section 5.11, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Surviving Corporation thereof, but the failure to so notify shall not relieve the Surviving Corporation of any liability it may have to such Indemnified Party if such failure does not materially prejudice the Surviving Corporation. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), the Surviving Corporation shall have the right to assume the defense thereof and the Surviving Corporation shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received.

     (c) For a period of six years after the Effective Time, Parent shall cause to be maintained in effect Side A of the current policies of directors' and officers' liability insurance maintained by the Company ("D&O Insurance") with
                                                          -------------
respect to claims arising from facts or events which occurred before the Effective Time, provided that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous; provided, however, that nothing contained herein shall require Parent or the

Surviving Corporation to incur any annual premium in excess of 250% of the last annual estimated aggregate premium paid prior to the date of this Agreement for Side A of all current D&O Insurance policies maintained by the Company, which the Company estimates to be $100,000 (the "Current Premium"). If such premiums
                                           ---------------
for such insurance would at any time exceed 250% of the Current Premium, then Parent shall cause to be maintained policies of insurance which, in Parent's good faith determination, provide the maximum coverage available at an annual premium equal to 250% of the Current Premium.

     (d)  If Parent or any of its successors or assigns (i) shall consolidate
                                                         -
with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) shall transfer all or substantially all of its properties and assets to any
 --
individual, corporation or other entity, then and in each such case, proper provisions shall be made so that the successors and assigns of Parent shall assume all of the obligations set forth in this Section.

     (e) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

     Section 5.12.  Accountants' "Comfort" Letters.  The Company and Parent will
                    ------------------------------
each use reasonable best efforts to cause to be delivered to each other letters from their respective independent accountants, dated as of a date within two business days before the date of the Registration Statement, in form reasonably satisfactory to the recipient and customary in scope for comfort letters delivered by independent accountants in connection with registration statements on Form S-4 under the Securities Act.

     Section 5.13.  Additional Reports and Information.  (a)  The Company and
                    ----------------------------------
Parent shall each furnish to the other copies of any reports of the type referred to in Sections 3.4 and 4.4 which it files with the SEC on or after the date hereof, and each of the Company and Parent, as the case may be, represents and warrants that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading. Any unaudited consolidated interim financial statements included in such reports (including any related notes and schedules) will fairly present the financial position of the Company and its consolidated Subsidiaries or Parent and its consolidated Subsidiaries, as the case may be, as of the dates thereof and the results of operations and changes in financial position or other information included therein for the periods or as of the date then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with past practice and GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).

     (b) The Company shall provide Parent with complete copies of all Tax Returns filed by the Company or any Subsidiary after August 1, 1999 with the Internal Revenue Service or with any Material State tax authority, as soon as practicable after filing. The Company will promptly notify the Parent of the commencement of any Tax audits or inquiries received from the Internal Revenue Service after August 1, 1999, and will cooperate with Parent by providing any information reasonably requested, including copies of any requests for documents or information, proposed adjustments or assessments and penalty or deficiency notices.

     Section 5.14.  Company Rights Plan.  Except as set forth in Exhibit C, the
                    -------------------
Company shall not amend, modify or supplement the Company Rights Plan without the prior written consent of Parent.

     Section 5.15.  Control of Other Party's Business.  Nothing contained in
                    ---------------------------------
this Agreement shall give the Company, directly or indirectly, the right to control or direct the Parent's operations prior to the Effective Time. Nothing contained in this Agreement shall give the Parent, directly or indirectly, the right to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, each of the Company and the Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

     Section 5.16.  Omaha Operations.  Parent intends to combine its
                    ----------------
subsidiaries' group life and disability operations with the Company Insurance Subsidiaries' group life and disability operations in Omaha and plans that the combined operation will remain in Omaha for the indefinite future.

     Section 5.17.  Nebraska Domicile.  Parent contemplates that Guarantee Life
                    -----------------
Insurance Company will maintain its Nebraska domicile and has no plan to change that domicile.

     Section 5.18.  Tax Matters.  Provided that the Merger is not an All Cash
                    -----------
Transaction, the parties intend for the Merger to qualify as a reorganization under Section 368(a) of the Code; each party and its affiliates shall use all reasonable efforts to cause the Merger to so qualify; neither party nor any affiliate shall take any action that would reasonably be expected to cause the Merger not to so qualify; and the parties will take the position for all purposes that the Merger so qualifies.

     Section 5.19.  Financing.  Parent will cause Merger Sub to have resources
                    ---------
available to it at the Effective Time sufficient to pay the aggregate Cash Consideration and any other cash payable in respect of Shares pursuant to
Article II, on the terms and subject to the conditions contemplated by this Agreement.

                                  ARTICLE VI

                           CONDITIONS TO THE MERGER

     Section 6.1.   Conditions to Each Party's Obligation to Effect the Merger.
                    ----------------------------------------------------------
The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

          (a) The Company Stockholder Approval shall have been obtained all in accordance with the Company's Certificate of Incorporation, DGCL and applicable law.

          (b) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any court or other tribunal or governmental body or authority which prohibits the consummation of the Merger substantially on the terms contemplated hereby and shall continue to be in effect.

          (c) Unless the Merger is an All Cash Transaction, the Registration Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order suspending such effectiveness shall have been issued and remain in effect and no proceeding for that purpose has been initiated or threatened by the SEC.

          (d) Unless the Merger is an All Cash Transaction, the shares of Parent Common Stock issuable in the Merger shall have been approved for listing on the NYSE, subject only to official notice of issuance.

          (e) Any applicable waiting period under the HSR Act shall have expired or been terminated.

          (f) Other than the filing provided for by Section 1.3, all consents, approvals, permits, authorizations and actions of, filings with and notices to any governmental or regulatory authority or any other public or private third parties required of Parent, the Company or any of their Subsidiaries to consummate the Merger and the other matters contemplated hereby, the failure of which to be obtained or taken could be reasonably expected to have a material adverse effect on Parent and its Subsidiaries or the Surviving Corporation and its Subsidiaries, in each case taken as a whole, or on the ability of Parent and the Company to consummate the transactions contemplated hereby shall have been made or obtained, including an order from each of the Insurance Departments of the State of Nebraska and the Commonwealth of Pennsylvania approving the Merger, all in form and substance reasonably satisfactory to Parent and the Company.

     Section 6.2.  Conditions to Obligation of the Company to Effect the Merger.
                   ------------------------------------------------------------
The obligation of the Company to effect the Merger is further subject to the fulfillment of the following conditions:

          (a) (i)  The representations and warranties of Parent contained herein
               -
     shall be true and correct in all respects (but without regard to any materiality qualifications or references to Material Adverse Effect contained in any specific representation or warranty) as of the Effective Time with the same effect as though made as of the Effective Time except
     (x) for changes specifically permitted by the terms of this Agreement, (y)
      -                                                                      -
     that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date and (z) where any such failure of the
                                     -
     representations and warranties in the aggregate to be true and correct in all respects would not have a Material Adverse Effect on Parent, (ii)
                                                                       --
     Parent shall have performed in all material respects all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time and (iii) Parent shall have
                                                          ---
     delivered to the Company a certificate, dated the Effective Time and signed by its Chief Executive Officer or President certifying to both such effects.

          (b) Unless the Merger is an All Cash Transaction, the Company shall have received an opinion of Kutak Rock, tax counsel to the Company, dated as of the Effective Time, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. The issuance of such opinion shall be conditioned upon the receipt by such tax counsel of representation letters from each of Parent, Merger Sub and the Company, in each case, in form and substance reasonably satisfactory to such tax counsel. The specific provisions of each such representation letter shall be in form and substance reasonably satisfactory to such tax counsel, and each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect.

     Section 6.3.  Conditions to Obligation of Parent to Effect the Merger.  The
                   -------------------------------------------------------
obligation of Parent to effect the Merger is further subject to the fulfillment of the following conditions:

          (a) (i)  The representations and warranties of  the Company contained
               -
     herein shall be true and correct in all respects (but without regard to any materiality qualifications or references to Material Adverse Effect contained in any specific representation or warranty) as of the Effective Time with the same effect as though made as of the Effective Time except
     (x) for changes specifically permitted by the terms of this Agreement, (y)
      -                                                                      -
     that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date and (z) where any such failure of the
                                     -
     representations and warranties in the aggregate to be true and correct in all respects would not have a Material Adverse Effect on the Company, (ii)
                                                                            --
     the Company shall have performed in all material respects all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time and (iii) the Company
                                                             ---
     shall have delivered to Parent a certificate, dated the Effective Time and signed by its Chief Executive Officer or Executive Vice President certifying to both such effects.

          (b) Unless the Merger is an All Cash Transaction, Parent shall have received an opinion of King & Spalding, tax counsel to Parent, dated as of the Effective Time, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. The issuance of such opinion shall be conditioned upon the receipt by such tax counsel of representation letters from each of Parent, Merger Sub and the Company, in each case, in form and substance reasonably satisfactory to such tax counsel. The specific provisions of each such representation letter shall be in form and substance reasonably satisfactory to such tax counsel, and each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect.

          (c) The Company shall have obtained the consent or approval of each Person whose consent or approval shall be required in order to consummate the transactions contemplated by this Agreement under any agreement, lease, contract, note, mortgage, indenture or other obligation to which the Company or any of its Subsidiaries is a party, except those for which the failure to obtain such consent or approval, individually or in the aggregate, is not reasonably likely to have, a Material Adverse Effect on the Company.

                                  ARTICLE VII

                                  TERMINATION

     Section 7.1.   Termination or Abandonment.  Notwithstanding anything
                    --------------------------
contained in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the stockholders of the Company:

          (a)  by the mutual written consent of the Company and Parent;

          (b)  by either the Company or Parent if (i) the Effective Time shall
                                                  -
     not have occurred on or before March 31, 2000 and (ii) the party seeking to
                                                        --
     terminate this Agreement pursuant to this clause 7.1(b) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Merger on or before such date;

          (c)  by either the Company or Parent if (i) a statute, rule,
                                                   -
     regulation or executive order shall have been enacted, entered or promulgated prohibiting the consummation of the Merger substantially on the terms contemplated hereby or (ii) an order, decree, ruling or injunction
                                   --
     shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger substantially on the terms contemplated hereby and such order, decree, ruling or injunction shall have become final and non-appealable and the party seeking to terminate this Agreement pursuant to this clause 7.1(c)(ii) shall have used its reasonable best efforts to remove such injunction, order or decree;

          (d) by the Company if the approval of the stockholders of the Company contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment thereof;

          (e) by the Company if the Company has received a Superior Proposal, except that the Company may not terminate this Agreement pursuant to this clause 7.1(e) unless and until (i) four business days have elapsed
                                     -
     following delivery to Parent of a written notice of the determination by the Board of Directors of the Company to terminate this Agreement, and during such four business day period the Company (x) informs Parent of the
                                                       -
     terms and conditions of the Superior Proposal and the identity of the person making the Superior Proposal and (y) otherwise cooperates with
                                              -
     Parent with respect thereto with the intent of enabling Parent to agree to a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected, (ii) at the end of such
                                                        --
     four business day period the Takeover Proposal continues to be a Superior Proposal, taking into account any amendment of the terms of this Agreement or the Merger by Parent or any firm proposal (without conditions) by Parent to amend the terms of this Agreement or the Merger, (iii) simultaneously
                                                          ---
     with such termination the Company enters into a definitive acquisition, merger or similar agreement to effect the Superior

     Proposal and (iv) the Company pays to Parent the amount specified and
                   --
     within the time period specified in Section 7.2;

          (f)  by Parent if the Board of Directors of the Company shall have (i)
                                                                              -
     withdrawn or modified in a manner adverse to Parent its approval or recommendation of this Agreement and the transactions contemplated hereby or (ii) approved or recommended, or proposed publicly to approve or
         --
     recommend, any Takeover Proposal;

          (g) by Parent if a tender offer or exchange offer for 50% or more of the outstanding shares of capital stock of the Company is commenced prior to the Company Meeting, and the Board of Directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders) within the time period specified by Rule 14e-2; or

          (h) by either the Company or Parent if there shall have been a material breach by the other of any of its representations, warranties, covenants or agreements contained in this Agreement, which if not cured would cause the conditions set forth in Sections 6.2(a) or 6.3(a), as the case may be, not to be satisfied, and such breach is incapable of being cured or shall not have been cured within 30 days after notice thereof shall have been received by the party alleged to be in breach.

     In the event of termination of this Agreement pursuant to this Section 7.1, this Agreement shall terminate (except for the Confidentiality Agreement referred to in Section 5.2 and the provisions of Sections 7.2, 8.2, 8.4 and 8.5), and there shall be no other liability on the part of the Company or Parent to the other except liability arising out of an intentional breach of this Agreement or as provided for in the Confidentiality Agreement.

     Section 7.2.   Termination Fee.  Notwithstanding any provision in this
                    ---------------
Agreement to the contrary, if (i) this Agreement is terminated by the Company
                               -
pursuant to Section 7.1(e), or (ii) (x) prior to the termination of this
                                --   -
Agreement, a bona fide Takeover Proposal is commenced, publicly proposed or publicly disclosed and not withdrawn, (y) this Agreement is terminated by the
                                       -
Company pursuant to Section 7.1(b) or pursuant to Section 7.1(d) (but only due to the failure of the Company stockholders to approve the Merger) or by Parent pursuant to Section 7.1(f) or 7.1(g) and (z) concurrently with or within twelve
                                          -
months after such termination a Takeover Proposal shall have been consummated or an agreement with respect to a Takeover Proposal shall have been entered into, then, in each case, the Company shall pay to Parent a fee (the "Termination
                                                                -----------
Fee") of $9,000,000 in cash, such payment to be made simultaneously with such termination in the case of a termination by the Company pursuant to Section 7.1(e) and, in the case of clause (ii), upon the consummation of such Takeover Proposal.

     Section 7.3.   Amendment or Supplement.  At any time before or after
                    -----------------------
approval of the matters presented in connection with the Merger by the stockholders of the Company and prior to the Effective Time, this Agreement may be amended or supplemented in writing by the Company and Parent with respect to any of the terms contained in this Agreement, except that following approval by the stockholders of the Company there shall be no amendment or change to the provisions hereof which by law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further approval nor any amendment or change not permitted under applicable law.

     Section 7.4.   Extension of Time, Waiver, Etc.  At any time prior to the
                    -------------------------------
Effective Time, the Company and Parent may:

          (a) extend the time for the performance of any of the obligations or acts of the other party;

          (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto; or

          (c) waive compliance with any of the agreements or conditions of the other party contained herein.

     Notwithstanding the foregoing, no failure or delay by the Company or Parent in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                 ARTICLE VIII

                                 MISCELLANEOUS

     Section 8.1.   No Survival of Representations and Warranties.  None of the
                    ---------------------------------------------
representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger.

     Section 8.2.   Expenses.  Whether or not the Merger is consummated, all
                    --------
costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such expenses, except expenses incurred in connection with the printing and filing of the Registration Statement and the printing and mailing of the Proxy Statement (including applicable SEC filing fees) shall be shared equally by the Company and Parent.

     Section 8.3.   Counterparts; Effectiveness.  This Agreement may be executed
                    ---------------------------
in two or more consecutive counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

     Section 8.4.   Governing Law.  This Agreement shall be governed by and
                    -------------
construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

     Section 8.5.   Jurisdiction.  Each of the parties hereto (i) consents to
                    ------------                               -
submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not
                                              --
attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any
                                    ---
action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.

     Section 8.6.   Notices.  All notices and other communications hereunder
                    -------
shall be in writing (including telecopy or similar writing) and shall be effective (a) if given by telecopy, when such telecopy is transmitted to the
           -
telecopy number specified in this Section 8.6 and the appropriate telecopy confirmation is received or (b) if given by any other means, when delivered at
                             -
the address specified in this Section 8.6:

     To Parent or Merger Sub:

          Jefferson-Pilot Corporation
          100 N. Greene Street
          Greensboro, NC  27401
          Attention:  Dennis R. Glass, CFO
          Fax:  336-691-3283

          Attention:  John D. Hopkins, General Counsel
                      at above address/(fax number 336-691-3639)

     and

          King & Spalding
          1185 Avenue of the Americas
          New York, NY  10036-4003
          Attention:  E. William Bates, II
          Fax:  212-556-2222

     To the Company:

          The Guarantee Life Companies Inc.
          8801 Indian Hills Drive
          Omaha, NE  68114
          Attention:  Robert D. Bates, President
          Fax:  402-361-7571

     copy to:

          The Guarantee Life Companies Inc.
          8801 Indian Hills Drive
          Omaha, NE  68114
          Attention:  Richard A. Spellman, Esq.
          Fax:  402-361-7571
     and

          Kutak Rock
          1650 Farnam Street
          Omaha, NE  68102
          Attention:  Joe E. Armstrong
          Fax: (402) 346-1148

     and

          Debevoise & Plimpton
          875 Third Avenue
          New York, NY  10022
          Attention:  Wolcott B. Dunham, Jr.
                      James C. Scoville
          Fax:  (212) 909-6836

     Section 8.7.   Assignment; Binding Effect.  Neither this Agreement nor any
                    --------------------------
of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     Section 8.8.   Severability.  Any term or provision of this Agreement which
                    ------------
is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

     Section 8.9.   Enforcement of Agreement.  The parties hereto agree that
                    ------------------------
money damages or other remedy at law would not be a sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that in addition to all other remedies available to them, each of them shall be entitled to the fullest extent permitted by law to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including, without limitation, specific performance, without bond or other security being required.

     Section 8.10.  Entire Agreement; No Third-Party Beneficiaries.  This
                    ----------------------------------------------
Agreement and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof and except for the provisions of Section 5.11 hereof, is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder.

     Section 8.11.  Headings.  Headings of the Articles and Sections of this
                    --------
Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

     Section 8.12.  Definitions.  (a)  References in this Agreement to
                    -----------
"Subsidiaries" of any party shall mean any corporation, partnership,
 ------------
association, trust or other form of legal entity of which (i) more than 50% of
                                                           -
the outstanding voting securities are on the date hereof directly or indirectly owned by such party, or (ii) such party or any Subsidiary of such party is a
                         --
general partner (excluding partnerships in which such party or any Subsidiary of such party does not have a majority of the voting interests in such partnership). References in this Agreement (except as specifically otherwise defined) to "affiliates" shall mean, as to any person, any other person which,
             ----------
directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in this definition, "control" (including,
                                                         -------
with its correlative meanings, "controlled by" and "under common control with")
                                -------------       -------------------------
shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership of other ownership interests, by contract or otherwise. References in the Agreement to "person" shall mean an individual,
                                               ------
a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including, without limitation, a governmental body or authority.

     (b)  The term "Knowledge" or any similar formulation thereof shall mean,
                    ---------
with respect to the Company, the actual Knowledge of Robert D. Bates, Theodore
C. Cooley, William L. Bauhard, Richard A. Spellman, Gary Rittenhouse, Michael G. Allen, C. E. Boyle, Mary G. Rahal, Alan D. Brinkman, Richard C. Easton and Wayne Benseler without independent investigation, and, with respect to the Parent, the actual Knowledge of David A. Stonecipher, Dennis R. Glass, Kenneth C. Mlekush, John D. Hopkins, Mark E. Konen, Charles C. Cornelio, Leslie L. Durland, John C. Ingram, Edward W. O'Neil and Hoyt J. Phillips without independent investigation.

     (c)  "Nebraska Insurers Demutualization Act" shall mean Sections 44-6101 to
           -------------------------------------
44-6121 of the Nebraska Revised Statutes.

     (d)  "Nebraska Shareholders Protection Act" shall mean Sections 21-2431 to
           ------------------------------------
21-2453 of the Nebraska Revised Statutes.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                                   THE GUARANTEE LIFE COMPANIES INC.


                                   By  /s/ Robert D. Bates
                                      ------------------------------------------
                                   Name    Robert D. Bates
                                        ----------------------------------------
                                   Title  President and Chief Executive Officer
                                         ---------------------------------------


                                   JEFFERSON-PILOT CORPORATION


                                   By  /s/ Dennis R. Glass
                                      ------------------------------------------
                                   Name    Dennis R. Glass
                                        ----------------------------------------
                                   Title  Executive Vice President, Chief
                                         ---------------------------------------
                                   Financial Officer & Treasurer
                                   ---------------------------------------------


                                   LG MERGER CORP.


                                   By  /s/ Dennis R. Glass
                                      ------------------------------------------
                                   Name    Dennis R. Glass
                                        ----------------------------------------
                                   Title  Executive Vice President, Chief
                                         ---------------------------------------
                                   Financial Officer
                                   ---------------------------------------------